Exhibit 4.1
                                                                  EXECUTION COPY



                         POOLING AND SERVICING AGREEMENT
                          Dated as of February 29, 2000


                    Bankers Trust Company of California, N.A.
                                    (Trustee)



                      Residential Asset Funding Corporation
                                   (Depositor)

                                       and


                      Home Loan and Investment Bank, F.S.B.
                                (Master Servicer)



                             Home Loan Trust 2000-1


                       Mortgage Pass-Through Certificates,
                                  Series 2000-1
                        Class A-1, Class A-2 and Class R

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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II ESTABLISHMENT OF THE TRUSTS; SALE AND CONVEYANCE OF THE TRUST  FUND...................................20

   Section 2.01     Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership
                    Interests; Establishment of the Trust; Possession of Mortgage Files..........................20
   Section 2.02     Delivery of Mortgage Loan Documents..........................................................21
   Section 2.03     Acceptance by Trustee of the Trust Fund; Certain Substitutions;
                    Certification by Trustee.....................................................................22
   Section 2.04     Designations under REMIC Provisions; Designation of Startup Day..............................23
   Section 2.05     Execution of Certificates....................................................................24
   Section 2.06     Application of Principal and Interest........................................................24

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................24

   Section 3.01     Representations of the Master Servicer.......................................................24
   Section 3.02     Representations, Warranties and Covenants of the Depositor...................................25
   Section 3.03     Purchase and Substitution....................................................................27

ARTICLE IV THE CERTIFICATES......................................................................................28

   Section 4.01     The Certificates.............................................................................28
   Section 4.02     Mutilated, Destroyed, Lost or Stolen Certificates............................................33
   Section 4.03     Persons Deemed Owners........................................................................33

ARTICLE V ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS.....................................................33

   Section 5.01     Duties of the Master Servicer; Subservicing Agreements.......................................33
   Section 5.02     Liquidation of Mortgage Loans................................................................36
   Section 5.03     Establishment of Accounts; Deposits To, and Transfer Among, the Accounts.....................36
   Section 5.04     Permitted Withdrawals From the Certificate Account...........................................37
   Section 5.05     Payment of Taxes, Insurance and Other Charges................................................38
   Section 5.06     Transfer of Accounts: Monthly Statements.....................................................39
   Section 5.07     Maintenance of Hazard Insurance..............................................................39
   Section 5.08     Maintenance of Mortgage Impairment Insurance Policy..........................................39
   Section 5.09     Fidelity Bond................................................................................40
   Section 5.10     Title, Management and Disposition of REO Property............................................40
   Section 5.11     Collection of Certain Mortgage Loan Payments.................................................42
   Section 5.12     Access to Certain Documentation and Information Regarding the Mortgage
                    Loans........................................................................................42
   Section 5.13     Superior Liens...............................................................................42
   Section 5.14     Nonrecoverable Advances......................................................................43
   Section 5.15     Advance Facility.............................................................................43
   Section 5.16     Use of Funds Held for Future Distribution....................................................43

ARTICLE VI PAYMENTS TO THE CERTIFICATEHOLDERS....................................................................44

   Section 6.01     Establishment of Simple Interest Excess Sub-Account; Deposits in Simple
                    Interest Excess Sub-Account..................................................................44
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   Section 6.02     Permitted Withdrawals from the Simple Interest Excess Sub-Account............................44
   Section 6.03     No Liability for Early Repayment.............................................................44
   Section 6.04     Investment of Accounts.......................................................................44
   Section 6.05     The Certificate Insurance Policy.............................................................46
   Section 6.06     Flow of Funds................................................................................47
   Section 6.07     Statements...................................................................................49
   Section 6.08     Advances by the Master Servicer..............................................................52
   Section 6.09     Compensating Interest........................................................................52
   Section 6.10     [Reserved]...................................................................................52
   Section 6.11     Establishment of Spread Account; Deposits in Spread Account; Permitted
                    Withdrawals from Spread Account..............................................................52

ARTICLE VII GENERAL SERVICING PROCEDURE..........................................................................54

   Section 7.01     Assumption Agreements........................................................................54
   Section 7.02     Satisfaction of Mortgages and Release of Mortgage Files......................................55
   Section 7.03     Servicing Compensation.......................................................................56
   Section 7.04     Annual Statement as to Compliance............................................................56
   Section 7.05     Annual Independent Public Accountants' Servicing Report......................................56
   Section 7.06     Certificateholder's, Trustee's and Certificate Insurer's Right to Examine
                    Master Servicer Records......................................................................57
   Section 7.07     Optional Purchase of Defaulted Mortgage Loans................................................57

ARTICLE VIII REPORTS TO BE PROVIDED BY MASTER SERVICER...........................................................58

   Section 8.01     Financial Statements.........................................................................58

ARTICLE IX THE MASTER SERVICER...................................................................................58

   Section 9.01     Indemnification; Third Party Claims..........................................................58
   Section 9.02     Merger or Consolidation of the Master Servicer...............................................59
   Section 9.03     Limitation on Liability of the Master Servicer and Others....................................59
   Section 9.04     Master Servicer Not to Resign................................................................59

ARTICLE X DEFAULT................................................................................................59

   Section 10.01    Events of Default............................................................................59
   Section 10.02    Trustee to Act: Appointment of Successor.....................................................61
   Section 10.03    Waiver of Defaults...........................................................................62
   Section 10.04    Rights of the Certificate Insurer to Exercise Rights of Class A
                    Certificateholders...........................................................................63
   Section 10.05    Trustee To Act Solely with Consent of the Certificate Insurer................................63
   Section 10.06    Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate
                    Insurer......................................................................................64
   Section 10.07    Certificate Insurer Default..................................................................64

ARTICLE XI TERMINATION...........................................................................................65

   Section 11.01    Termination..................................................................................65
   Section 11.02    Additional Termination Requirements..........................................................66
   Section 11.03    Accounting Upon Termination of Master Servicer...............................................67

ARTICLE XII THE TRUSTEE..........................................................................................67

   Section 12.01    Duties of Trustee............................................................................67
   Section 12.02    Certain Matters Affecting the Trustee........................................................71
   Section 12.03    Trustee Not Liable for Certificates or Mortgage Loans........................................72
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   Section 12.04    Trustee May Own Certificates.................................................................72
   Section 12.05    Indemnification and Payment of Expenses......................................................73
   Section 12.06    Eligibility Requirements for Trustee.........................................................73
   Section 12.07    Resignation and Removal of the Trustee.......................................................73
   Section 12.08    Successor Trustee............................................................................74
   Section 12.09    Merger or Consolidation of Trustee...........................................................74
   Section 12.10    Appointment of Co-Trustee or Separate Trustee................................................75
   Section 12.11    Tax Returns..................................................................................75
   Section 12.12    Reports to the Securities and Exchange Commission............................................76
   Section 12.13    Retirement of Certificates...................................................................76

ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................76

   Section 13.01    Acts of Certificateholders...................................................................76
   Section 13.02    Amendment....................................................................................76
   Section 13.03    Recordation of Agreement.....................................................................77
   Section 13.04    Duration of Agreement........................................................................77
   Section 13.05    Governing Law................................................................................77
   Section 13.06    Notices......................................................................................77
   Section 13.07    Severability of Provisions...................................................................78
   Section 13.08    No Partnership...............................................................................78
   Section 13.09    Counterparts.................................................................................78
   Section 13.10    Successors and Assigns.......................................................................78
   Section 13.11    Headings.....................................................................................78
   Section 13.12    The Certificate Insurer......................................................................78
   Section 13.13    Third Party Beneficiary......................................................................79
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                                    EXHIBITS

EXHIBIT A                  CONTENTS OF MORTGAGE FILE
EXHIBIT B                  FORM OF CLASS A CERTIFICATE
EXHIBIT C                  FORM OF CLASS R CERTIFICATE
EXHIBIT D                  [reserved]
EXHIBIT E-1                FORM OF TRUSTEE INITIAL CERTIFICATION
EXHIBIT E-2                FORM OF TRUSTEE INTERIM CERTIFICATION
EXHIBIT E-3                FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT F                  MORTGAGE LOAN SCHEDULE
EXHIBIT G                  REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT H                  TRANSFER AFFIDAVIT AND AGREEMENT
EXHIBIT I                  FORM OF TRANSFER CERTIFICATION
EXHIBIT J                  FORM OF LIQUIDATION REPORT
EXHIBIT K                  FORM OF DELINQUENCY REPORT
EXHIBIT L                  FORM OF ERISA INVESTMENT REPRESENTATION LETTER
EXHIBIT M                  INFORMATION TO BE CONTAINED ON MAGNETIC TAPE

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         Pooling and Servicing Agreement relating to Home Loan Trust 2000-1, dated as of February 29, 2000, among Bankers Trust Company of California, N.A., as Trustee (the "Trustee"), Residential Asset Funding Corporation, as Depositor (the "Depositor") and Home Loan and Investment Bank, F.S.B., as Master Servicer (the "Master Servicer").

                              PRELIMINARY STATEMENT

         The Depositor wishes to establish a trust which provides for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate. In order to facilitate the servicing of certain Mortgage Loans by the Master Servicer, the Master Servicer and the Depositor are entering into this Agreement with the Trustee. The Originator is transferring the Mortgage Loans to the Depositor pursuant to the Purchase Agreement and the Depositor is transferring the Mortgage Loans to the Trustee for the benefit of the Certificateholders and the Certificate Insurer under this Agreement, pursuant to which three classes of Certificates are being issued, denominated on the face thereof as Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R, respectively, representing in the aggregate a 100% undivided ownership interest in the Mortgage Loans. As provided herein, the Trustee will elect that the segregated pool of assets subject to this Agreement (consisting of, among other things, the Mortgage Loans) will be treated for federal income tax purposes as a "real estate mortgage investment conduit". The Class A Certificates will be "regular interests" and the Class R Certificates will be the single class of "residual interest" in the REMIC, for purposes of the REMIC Provisions.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings. All calculations of interest pursuant to this Agreement (other than with respect to Simple Interest Loans) and except as otherwise specified herein are based on a 360-day year consisting of twelve 30-day months.

         Account: Each of the Certificate Account, the Simple Interest Excess SubAccount and the Spread Account established by the Trustee and held in trust by the Trustee for the benefit of the Certificateholders.

         Aggregate Class A Shortfall: As of any Payment Date, the excess of (i) the aggregate Interest Distribution Amount and Principal Distribution Amount for both Groups for such Payment Date over (ii) the aggregate Group Available Funds for both Groups with respect to such Payment Date.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ARM Group: The pool of Mortgage Loans which have adjustable Mortgage Interest Rates and are identified in the Mortgage Loan Schedule as having been assigned to the ARM Group, including any Qualified Replacement Mortgages assigned to the ARM Group.

         Assignment of Mortgage: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related


                                       1
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Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

         Authorized Denominations: Each of the Class A Certificates is issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Class A-1 Certificate and Class A-2 Certificate is issuable in a lesser amount representing the residual amount such that the aggregate denomination of all Certificates of such Class shall be equal to the Initial Certificate Balance for such Class.

         Balloon Loan: Loans originated with a stated maturity date earlier than the stated maturity date of a fully amortizing loan with the same terms, except for such maturity date and the amount of the final scheduled payment.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of Rhode Island, New York or California are authorized or obligated by law or executive order to be closed.

         Capture Delinquency Trigger Event: A Capture Delinquency Trigger Event will have occurred with respect to any Due Period if the average of the outstanding principal balances of Mortgage Loans in the Trust Fund more than 60 days delinquent, in foreclosure or converted to REO Property on the first day of such Due Period and the five preceding Due Periods (or, if fewer, each Due Period since the Closing Date) is greater than or equal to 12.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such Due Period. A Capture Delinquency Trigger Event will be deemed to have terminated as to any Payment Date (subject to the reoccurrence of such event), if a Capture Delinquency Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

         Capture Loss Trigger Event: A Capture Loss Trigger Event will have occurred with respect to any Due Period (i) if as of the first day of such Due Period, the cumulative Loan Losses since the Cut-Off Date are greater than or equal to (A) if the first day of the Due Period is prior to March 1, 2001, 0.625% of the Original Pool Balance, (B) if the first day of such Due Period is on or after March 1, 2001 and prior to March 1, 2002, 0.9375% of the Original Pool Balance, (C) if the first day of such Due Period is on or after March 1, 2002 and prior to March 1, 2003, 1.875% of the Original Pool Balance, (D) if the first day of such Due Period is on or after March 1, 2003 and prior to March 1, 2004, 2.5% of the Original Pool Balance or (E) if the first day of such Due Period is after March 1, 2004, 2.8175% of the Original Pool Balance or (ii) if in the 12-month period ending on the first day of such Due Period cumulative Loan Losses during such 12-month period are greater than or equal to 1.25% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such 12-month period. A Capture Loss Trigger Event will be deemed to have terminated as to any Payment Date (subject to the reoccurrence of such event), if a Capture Loss Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

         Certificate:  Any Class A Certificate or Class R Certificate.

         Certificate Account:  As described in Section 5.03.

         Certificate Balance: As of any date of determination and with respect to a Class of Class A Certificates, the Initial Certificate Balance thereof reduced by the sum of all amounts previously distributed to the Certificateholders of such Class in respect of principal on all previous Payment Dates.

                                       2
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         Certificateholder or Holder: Except as provided in Article X, each
Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 13.02), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Subservicer or the Originator, or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Master Servicer and the Originator shall provide to the Trustee a notice identifying any of their respective affiliates or the affiliates of any Subservicer that is a Certificateholder as of the date(s) specified by the Trustee in such request.

         Certificate Insurance Policy: The Financial Guaranty Insurance Policy No. 50920-N, and all endorsements thereto, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates.

         Certificate Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         Certificate Insurer Default: means the existence and continuance of any of the following:

         (a) the Certificate Insurer shall have failed to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

         (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

         (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

         Certificate Register:  As described in Section 4.01.

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Civil Relief Act Interest Shortfall: With respect to any Payment Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) the sum of (a) one month's interest on the Principal Balance of such Mortgage Loan at the rate equal to the sum of the applicable Pass-Through Rate and the Premium Percentage, plus (b) the aggregate Servicing Fee for such Mortgage Loan payable to the Master Servicer in such calendar month.

         Class: Collectively, Certificates bearing the same alphabetical designation (A-1, A-2 or R).

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         Class A Certificate: Any one of the Class A-1 or Class A-2
Certificates.

         Class A Certificateholder:  A holder of a Class A Certificate.

         Class A-1 Certificate: A Certificate denominated as a Class A-1 Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee substantially in the form annexed hereto as Exhibit B hereto.

         Class A-2 Available Funds Cap Carryover Amount: With respect to the Class A-2 Certificates and any Payment Date, an amount equal to any amount by which the related Interest Distribution Amount was reduced by application of the Class A-2 Available Funds Cap Rate, together with all unreimbursed Class A-2 Available Funds Cap Carryover Amounts from all prior Payment Dates and interest thereon at the related Pass-Through Rate (without giving effect to the Class A-2 Available Funds Cap Rate).

         Class A-2 Available Funds Cap Rate: With respect to the Class A-2 Certificates for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator and denominator of which are as follows:

         (i)      the numerator of which is an amount equal to the product of
                  (x) 1/12 of the weighted average Mortgage Interest Rate on the Mortgage Loans in the ARM Group less the Trustee Fee Rate, Premium Percentage and Servicing Fee Rate for such Group and less (A) 0.15% if such Payment Date is within 12 months of the Closing Date and (B) 0.65% thereafter and (y) the aggregate Principal Balance of the Mortgage Loans in the ARM Group; and

         (ii) the denominator of which is an amount equal to the product of the Class A-2 Certificate Balance and the number of days elapsed in the related Interest Period divided by 360.

         Class A-2 Certificate: A Certificate denominated as a Class A-2 Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee substantially in the form annexed hereto as Exhibit B hereto.

         Class R Certificate: A Certificate denominated as a Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee substantially in the form annexed hereto as Exhibit C hereto and subordinate to the Class A Certificates in right of payment to the extent set forth herein.

         Clean-Up Call Date: The first Payment Date on which the Master Servicer would be permitted to exercise its optional right to terminate the Trust Fund in accordance with Section 11.01(b) hereof.

         Closing Date:  March 14, 2000.

         Code:  The Internal Revenue Code of 1986, as amended.

         Combined Loan-To-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the lesser of (i) the value of the related Mortgaged Property based upon the appraisal made at the origination of the Mortgage Loan or (ii) the purchase price of the Mortgaged Property if the Mortgage Loan proceeds are used to purchase the Mortgaged Property.

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         Commission:  The Securities and Exchange Commission.

         Compensating Interest:  As set forth in Section 6.09.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

         Cut-Off Date: The close of business, February 29, 2000.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan.

         Deficiency Amount: With respect to a Payment Date and a Group, the excess, if any, of the related Distribution Amount over the sum of (i) the related Group Available Funds and (ii) the amount available for such Group in the Spread Account.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         Deleted Mortgage Loan: A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

         Delinquency Trigger Event: A Delinquency Trigger Event will have occurred with respect to any Due Period if the average of the outstanding principal balances of Mortgage Loans in the Trust Fund more than 60 days delinquent, in foreclosure or converted to REO Property on the first day of such Due Period and the five preceding Due Periods (or, if fewer, each Due Period since the Closing Date), is greater than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such Due Period. A Delinquency Trigger Event will be deemed to have terminated as to any Payment Date (subject to the reoccurrence of such event), if a Delinquency Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

         Depositor: Residential Asset Funding Corporation, a North Carolina corporation, and any successor thereto.

         Depository: The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

         Determination Date:  The seventh Business Day of each month.

         Direct Participant: Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

         Distribution Amount: With respect to each Class of Class A Certificates and any Payment Date, the sum of the related (a) Interest Distribution Amount,
(b) Principal Distribution Amount, and (c) the Interest Carry-Forward Amount.

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         Due Date: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

         Due Period: With respect to each Payment Date, the calendar month preceding the month in which such Payment Date occurs.

         Eligible Account: Either (A) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and Aa2 or better by Moody's and in the highest short term rating category by S&P and Moody's, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, S&P and Moody's or (B) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity and which shall be rated Baa3 or better by Moody's.

         ERISA:  As defined in Section 4.01(j).

         Event of Default:  As described in Section 10.01.

         Excess Proceeds: As of any Payment Date, with respect to any Liquidated Mortgage Loan, the excess, if any, of (a) the total Net Liquidation Proceeds (prior to excluding amounts therefrom calculated pursuant to this definition of Excess Proceeds), over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus interest thereon at the Mortgage Interest Rate, from the date through which interest was last paid by the Mortgagor or advanced by the Master Servicer in connection with such Mortgage Loan to but not including the first day of the month in which such Payment Date occurs.

         Excess Spread: With respect to any Payment Date and either Group, the amount equal to the excess, if any, of the Group Available Funds (exclusive of Insured Payments) over the sum of the amounts distributed pursuant to Section 6.06(b)(i)-(v).

         Fannie Mae: The Federal National Mortgage Association and any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

         Fidelity Bond:  As described in Section 5.09.

         Final Scheduled Payment Date: The Payment Date occurring in April,
2031.

         First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         Fixed Rate Group: The pool of Mortgage Loans which have fixed Mortgage Interest Rates and are identified in the Mortgage Loan Schedule as having been assigned to the Fixed Rate Group, including any Qualified Replacement Mortgages assigned to the Fixed Rate Group.

         Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.

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         Group:  The Fixed Rate Group or the ARM Group.

         Group Available Funds: With respect to a Group on a Payment Date, the amounts to be on deposit in the Certificate Account on such Payment Date with respect to such Group (disregarding the amounts of any Insured Payments with respect to such Group and deposits from the Spread Account) excluding an amount equal to the sum of the Premium Amount, the Servicing Fees and the Trustee's Fees each with respect to such Group for the related Payment Date; provided, however, that the amounts which cannot be distributed to the Holders of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Group Available Funds.

         I&I Agreement: The Insurance and Indemnity Agreement dated as of March 14, 2000, among the Certificate Insurer, the Depositor, and the Originator.

         I & I Event of Default: Any condition or event specified under the I&I Agreement as an "Event of Default."

         Indirect Participant: Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

         Initial Certificate Balance: With respect to the Class A-1 Certificates, $40,610,000 and with respect to the Class A-2 Certificates, $14,664,000.

         Insurance Proceeds: Proceeds paid to the Trustee or the Master Servicer by any insurer (except the Certificate Insurer) or by the Master Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in either event pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property or any other insurance policy net of any expenses that are incurred by the Master Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Master Servicer, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the procedures the Master Servicer would follow in servicing second mortgage loans held for its own account.

         Insured Payment: The amount paid by the Certificate Insurer under the Certificate Insurance Policy in accordance with its terms.

         Interest Carry-Forward Amount: As of any Payment Date and with respect to a Class of Class A Certificates, the sum of (i) the amount, if any, by which
(A) the related Interest Distribution Amount as of the preceding Payment Date exceeded (B) the amount of the actual distribution made to such Certificateholders on such preceding Payment Date and (ii) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30 day months) on such amount, at an interest rate equal to the related Pass-Through Rate.

         Interest Determination Date: With respect to any Payment Date, the second London Business Day preceding the prior Payment Date.

         Interest Distribution Amount: With respect to each Class of Class A Certificates, the related Non-Reduced Interest Distribution Amount, reduced by the Mortgage Loan Interest Shortfall, if any, for the related Group and such Payment Date, to the extent not covered by payments by the Master Servicer pursuant to Section 6.09.

         Interest Period: With respect to a Payment Date, the Interest Period for the Class A-1 Certificates is the calendar month preceding the related Payment Date. Interest will accrue on the Class A-1 Certificates on the basis of twelve 30-day months and a 360 day year. With respect to a Payment Date, the Interest Period for Class A-2 Certificates is the prior Payment Date through and including the day preceding the related Payment Date; provided that the Interest Period with respect to the first Payment Date is the Closing Date through and including the day preceding such Payment Date. Interest will accrue on the Class A-2 Certificates on the basis of the actual number of days in the Interest Period and a 360 day year.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan or REO Property as to which the Master Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

         Liquidation Proceeds: Cash, including Insurance Proceeds, proceeds of any REO Disposition and any other amounts required to be deposited in the Certificate Account pursuant to Section 5.10 hereof (plus for purposes of computing Loan Losses only, amounts retained by the Master Servicer pursuant to
Section 5.10), and any other amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise.

         Loan Losses: For all Liquidated Mortgage Loans, the aggregate amount, if any, by which the principal balance of each such loan plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Liquidation Proceeds realized thereon.

         London Business Day: Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

         Loss Trigger Event: A Loss Trigger Event will have occurred with respect to any Due Period if (i) as of the first day of such Due Period, the cumulative Loan Losses since the Cut-Off Date are greater than or equal to (A) if the first day of such Due Period is prior to March 1, 2004, 0.9375% of the Original Pool Balance, (B) if the first day of such Due Period is on or after March 1, 2004 and prior to March 1, 2005, 1.25% of the Original Pool Balance,
(C) if the first day of such Due Period is on or after March 1, 2005, and on or prior to March 1, 2007, 1.5625% of the Original Pool Balance, or (D) if the first day of such Due Period is after March 1, 2007, 1.8750% of the Original Pool Balance or (ii) if in the 12 month period ending on the first day of such Due Period cumulative Loan Losses during such 12 month period are greater than or equal to 0.9375% of the aggregate outstanding principal balance of the Mortgage Loans as of the first day of such 12-month period. A Loss Trigger Event will be deemed to have terminated as to any Payment Date (subject to the reoccurrence of such event), if a Loss Trigger Event shall not have occurred as of the first day of the most recently ended Due Period.

         Majority Certificateholders: The Holder or Holders of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

         Master Servicer: Home Loan and Investment Bank, F.S.B., a federal savings bank, or any successor appointed as herein provided.

         Master Servicer Employees:  As defined in Section 5.09 hereof.

         Maturity Date: The latest possible maturity date as defined in Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which each Class of Certificates representing a regular interest in the Trust Fund, would be reduced to zero as determined under a hypothetical scenario that assumes, among other things, that (i) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner, with no delinquencies or losses, (ii) there are no principal prepayments on the Mortgage Loans, (iii) the Originator and the Master Servicer will not repurchase any Mortgage Loan and the Master Servicer will not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund, and (iv) the Mortgage Loans have an original term to maturity and a remaining term to maturity of 360 months.

         Monthly Advance: An advance made by the Master Servicer pursuant to
Section 6.08 hereof.

         Monthly Excess Spread Amount: On any Payment Date, the amount equal to the product of (i) 100% and (ii) the amount of the Excess Spread as of such Payment Date; provided, however, that the percentage set forth in clause (i) above may be reduced, solely at the discretion of the Certificate Insurer, at which time written notice shall be sent to the Originator, the Master Servicer, the Trustee, S&P and Moody's.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

         Moody's: Moody's Investors Service, Inc., a corporation organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property.

         Mortgage File:  As described in Exhibit A.

         Mortgage Impairment Insurance Policy:  As described in Section 5.08.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan as shown on the Mortgage Loan Schedule as adjusted from time to time in accordance with the Mortgage Note with respect to the Mortgage Loans in the ARM Group.

         Mortgage Loan: An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date and principal, including prepayments, received on or prior to the Cut-Off Date), the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule attached hereto as Exhibit F. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

         Mortgage Loan Interest Shortfall: With respect to any Payment Date, as to any Mortgage Loan, the sum of (i) any Prepayment Interest Shortfall and (ii) any Civil Relief Act Interest Shortfall in respect of such Mortgage Loan for such Payment Date.

         Mortgage Loan Schedule: The schedule of Mortgage Loans, attached hereto as Exhibit F as amended from time to time to include Qualified Substitute Mortgage Loans and delete Deleted Mortgage Loans, such schedule identifying each Mortgage Loan by the account number for such Mortgage Loan and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Monthly

Payment as of the Cut-Off Date, (vii) the original stated maturity date of the Mortgage Note, (viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Mortgaged Property State, (x) the type of property, (xi) the lien status, and (xii) if such loan is in the Fixed Rate Group, the Mortgage Interest Rate; if such loan is in the ARM Group, the current Mortgage Interest Rate, the margin, the periodic cap and floor, the maximum rate, and the minimum rate.

         Mortgage Note: The original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgaged Property: The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

         Mortgaged Property States: The states in which any Mortgaged Property is located.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Liquidation Proceeds: Liquidation Proceeds net of any reimbursements to the Master Servicer made therefrom pursuant to Section 5.04(ii) and net of Excess Proceeds.

         Net Simple Interest Excess: As of any Payment Date, the excess, if any, of the aggregate amount of Simple Interest Excess over the aggregate amount of Simple Interest Shortfall.

         Net Simple Interest Shortfall: As of any Payment Date, the excess, if any, of the aggregate amount of Simple Interest Shortfall over the aggregate amount of Simple Interest Excess for such Payment Date.

         Non-Reduced Interest Distribution Amount: With respect to a Class of Class A Certificates and each Payment Date, interest accrued during the related Interest Period at the related Pass-Through Rate on the related Certificate Balance immediately prior to such Payment Date.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed from late collections pursuant to Section 5.04(ii) on or before the date such Mortgage Loan becomes a Liquidated Mortgage Loan, or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Originator and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 5.04(ii), 6.06(b)(xiii), 6.11(b)(i)(2) or 6.11(c).

         Officer's Certificate: A certificate signed by the President or a Vice President or an Assistant Vice President of the Originator and/or the Master Servicer, or the Depositor, as required by this Agreement.

         One-Month LIBOR: The rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest accrual period (commencing on the first day of such period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-2 Certificates shall (in the absence of manifest error) be final and binding.

         Opinion of Counsel: A written opinion of counsel, who may, without limitation, be counsel for the Originator, the Master Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the REMIC Trust as a REMIC, or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Originator, the Master Servicer and the Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Originator or the Master Servicer or the Trustee or in an affiliate thereof, (iii) is not connected with the Originator or the Master Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer.

         Original Pool Balance: The Pool Balance as of the Cut-off Date, which amount is equal to $55,275,377.06. With respect to the Fixed Rate Group and the ARM Group, the Pool Balance of the Mortgage Loans in such Group as of the Cut-Off Date, is $40,610,733.39 and $14,664,643.67, respectively.

         Originator: Home Loan and Investment Bank, F.S.B, a federal savings bank, or its successor in interest.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Owner-Occupied Mortgaged Property: A Residential Dwelling as to which
(i) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (ii) the Originator has no actual knowledge that such residential Dwelling is not so occupied.

         Pass-Through Rate: With respect to Class A-1 Certificates and each Payment Date (i) which occurs prior to the Clean-Up Call Date, 7.949% per annum and (ii) which occurs after the Clean-Up Call Date, 8.449% per annum. With respect to Class A-2 Certificates and each Payment Date (i) which occurs prior to the Clean-Up Call Date, One-Month LIBOR plus 0.30% per annum and (ii) which occurs after the Clean-Up Call Date, One-Month LIBOR plus 0.60% per annum; provided that the Class A-2 Pass-Through Rate shall not exceed the Class A-2 Available Funds Cap Rate.

         Payment Date: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing on April 17, 2000.

         Percentage Interest: With respect to a Class A Certificate, the portion of the Class evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the denomination represented by such Certificate and the denominator of which is the related Initial Certificate Balance. With respect to a Class R Certificate, the portion of the Class evidenced thereby as stated on the face of such Certificate, which shall be either 99.9999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.0001%.

         Permitted Investments: As used herein, Permitted Investments shall include the following:

                  (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States; provided that any obligation of, or guaranties by, Freddie Mac or Fannie Mae, other than senior debt obligations and mortgage pass-through certificates guaranteed by Freddie Mac or Fannie Mae shall be a Permitted Investment only if, at the time of such investment, such investment is acceptable to the Certificate Insurer but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated A-1+ or better by S&P and P-1 by Moody's;

                  (iii) commercial paper (having original maturities of not more than 180 days) rated A-1+ or better by S&P and P-1 by Moody's;

                  (iv) investments in money market funds rated AAAM or AAAm-G by S&P and Aaa by Moody's; and

                  (v) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

                  provided that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an

Opinion of Counsel to the Trustee and the Certificate Insurer that the transfer of an Ownership Interest in a Class R Certificate to such Person may cause either (a) the REMIC Trust to fail to qualify as a REMIC at any time that the Class A Certificates are outstanding or (b) the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Factor: As of any date of determination, with respect to each Class of Class A Certificates, the related Certificate Balance as of such date of determination divided by the Initial Certificate Balance.

         Pool Balance: The aggregate Principal Balances as of any date of determination. With respect to the Fixed Rate Group and the ARM Group, the aggregate Principal Balances of the Mortgage Loans in such Group as of any date of determination.

         Preference Amount: Any amount previously distributed to a Holder of a Class of Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Preference Claim: Shall have the meaning set forth in Section 6.05(c) of this Agreement.

         Premium Amount: With respect to each Group, 1/12 of the Premium Percentage multiplied by the outstanding Certificate Balance of the related Class of Certificates.

         Premium Percentage: With respect to each Group, as defined in the Premium Side Letter.

         Premium Side Letter: The letter or letters dated the Closing Date from the Certificate Insurer to the Originator (with a copy to the Trustee) setting forth the payment arrangements for the premium on the Certificate Insurance Policy and certain related expense payment arrangements.

         Prepayment Assumption: A constant prepayment rate used solely for determining the accrual of original issue discount and market discount on the Certificates for federal income tax purposes. The Prepayment Assumption with respect to the Class A-1 Certificates assumes a constant prepayment rate ("CPR") of 2.4% per annum of the outstanding principal balance of the Mortgage Loans in the Fixed Rate Group in the first month of the life of such Mortgage Loans and an additional 2.4% each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the Mortgage Loans in the Fixed Rate Group, the Prepayment Assumption with respect to such loans assumes a CPR of 24% per annum. With respect to the Class A-2 Certificates, the Prepayment Assumption assumes a CPR of 28% per annum of the then-outstanding principal balance of the ARM Group each month.

         Prepayment Interest Shortfall: With respect to any Payment Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment, an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the rate at which the Servicing Fee is calculated over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in
Section 6.09.

         Principal Balance: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-Off Date (or as of the applicable substitution date with respect to a Qualified Substitute Mortgage Loan), after application of principal payments received on or before such date, minus (without duplication) (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Payment Date and deposited in the Certificate Account pursuant to Section 5.03, and (b) all Principal Prepayments, Curtailments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from an REO Property to the extent applied by the Master Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to
Section 6.06 on any previous Payment Date.

         Principal Distribution Amount: As to any Payment Date and each Group, the sum, without duplication of: (1) each payment of principal received by the Master Servicer with respect to the Mortgage Loans in such Group in the related Due Period, (2) all Curtailments and all Principal Prepayments received with respect to the Mortgage Loans in such Group during such Due Period, (3) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received with respect to the Mortgage Loans in such Group during the related Due Period, (4) an amount equal to the related Unrecovered Class A Portion and (5) (a) that portion of the purchase price (as indicated in Section 2.03(b)) of any repurchased Mortgage Loans in such Group which represents principal and (b) any Substitution Adjustments with respect to the Mortgage Loans in such Group required to be deposited in the Certificate Account as of the related Determination Date.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

         Prospectus: The Prospectus dated September 9, 1999 and the Prospectus Supplement filed with the Commission in connection with the Registration Statement heretofore filed with the Commission on Form S-3 with respect to the Class A Certificates.

         Prospectus Supplement: The Prospectus Supplement dated March 10, 2000 relating to the Class A Certificates filed with the Commission in connection with the Registration Statement heretofore filed with the Commission on Form S-3 with respect to the Class A Certificates.

         Purchase Agreement: The Unaffiliated Seller's Agreement, dated as of the date hereof, between the Originator and the Depositor relating to the sale of the Mortgage Loans to the Depositor.

         Qualified Mortgage: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

         Qualified Substitute Mortgage Loan: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.03 or 3.03 hereof, which (i) has or have a mortgage interest rate or rates of not less than (and not more than one percentage point more than), the Mortgage Interest Rate for the Deleted Mortgage Loan (which, in the case of a Mortgage Loan in the ARM Group, shall mean a Mortgage Loan having the same interest rate index, and a margin over such index and a maximum interest rate equal to or greater than those applicable to the Mortgage Loan being replaced), (ii) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan and has the same occupancy status or is an Owner Occupied Mortgaged Property, (iii) have a remaining term to stated maturity not more than six months shorter and not longer than the remaining term to maturity of the Deleted Mortgage Loan, (iv) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan as of such date, (vi) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
Section 860G(a)(4) of the Code (or any successor statute thereto), (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01 and 3.02 of the Purchase Agreement, and
(viii) if the related Deleted Mortgage Loan is in the Fixed Rate Group, bears or bear a fixed rate of interest, otherwise, bear or bears a variable rate of interest.

         Rating Agency:  S&P or Moody's.

         Record Date: With respect to the Class A-1 Certificates, the last Business Day of the month immediately preceding a month in which a Payment Date occurs, and with respect to the Class A-2 Certificates, the last Business Day prior to a Payment Date; provided, that with respect to the first Payment Date, the Record Date shall be the Closing Date.

         Reference Banks: Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo-Mitsubishi, LTD. and National Westminster Bank PLC and their successors in interest; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Originator or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

         Reimbursable Amounts: As of any date of determination, an amount payable to the Master Servicer or the Originator with respect to (i) Monthly Advances and Servicing Advances not previously reimbursed, (ii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to
Section 5.04(xiii), Section 6.06(b)(xiii), Section 6.11(b)(i)(2) or Section 6.11(c), and (iii) any other amounts reimbursable to the Master Servicer or the Originator prior to a distribution to the Class R Certificateholders pursuant to this Agreement.

         Reimbursement Amount: With respect to a Payment Date and a Group, the sum of (x)(i) all related Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer pursuant to Section 6.06(b) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payment to such date and (y)(i) any other amounts then due and owing to the Certificate Insurer relating to such Group under the I&I Agreement plus (ii) interest on such amounts at the Late Payment Rate, if applicable.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or
(b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law or second mortgage servicing standards the Master Servicer would use in servicing second mortgage loans for its own account and this Agreement.

         Remainder Excess Spread Amount: As of any Payment Date, the amount equal to the excess of the Excess Spread over the Monthly Excess Spread Amount.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

         REMIC Trust: The segregated pool of assets consisting of the Trust Fund (other than the Spread Account).

         Representation Letter: Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

         REO Disposition: The final sale by the Master Servicer of a Mortgaged Property acquired by the Master Servicer in foreclosure or by deed in lieu of foreclosure.

         REO Property:  As described in Section 5.10.

         Residential Dwelling: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development or a townhouse.

         Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Originator or the Master Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, a corporation organized under the laws of New York or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

         Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Sections 5.02, 5.05, 5.07 or 5.10 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.13, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Section 5.04(viii), 5.10, 6.06(b)(xii), 6.11(b)(i)(2) and 6.11(c).

         Servicing Compensation: The Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 7.03.

         Servicing Fee: As to each Mortgage Loan and with respect to any Due Period, the annual fee payable to the Master Servicer, which is calculated as an amount equal to the product of (x) one-twelfth of the Servicing Fee Rate and (y) the Principal Balance of such Mortgage Loan at the opening of business on the first day of such Due Period. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

         Servicing Fee Rate:  With respect to each Due Period, 0.50%.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificateholders by the Master Servicer, as such list may from time to time be amended.

         Simple Interest Excess: As of any Payment Date and for each Simple Interest Qualifying Loan, the excess, if any, of (i) the amount of interest actually paid on such Mortgage Loan with respect to the related Due Period net of the Servicing Fee, over (ii) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30 day months) on the Principal Balance of such Mortgage Loan, at the Mortgage Interest Rate net of the Servicing Fee.

         Simple Interest Excess Sub-Account:  As described in Section 6.01.

         Simple Interest Loan: Any Mortgage Loan as to which, pursuant to the Mortgage Note related thereto, interest is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the Mortgage Interest Rate, and further multiplied by a fraction, of which the numerator is the number of days in the period elapsed since the date to which interest was last paid and the denominator is the number of days in the annual period for which interest accrues on such Mortgage Loan, and the Monthly Payment received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Simple Interest Qualifying Loan: As of any Payment Date, each Simple Interest Loan other than (a) one that was prepaid in full during the related Due Period or (b) one as to which no payment of interest was made during the related Due Period.

         Simple Interest Shortfall: As of any Payment Date and for each Simple Interest Qualifying Loan, the excess, if any, of (i) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Principal Balance of such Mortgage Loan, at the Mortgage Interest Rate, net of the

Servicing Fee, over (ii) the amount of interest actually paid on such Mortgage Loan by the Mortgagor with respect to the related Due Period net of the Servicing Fee.

         Spread Account:  The account maintained pursuant to Section 6.11.

         Spread Account Excess:  As defined in Section 6.11 hereof.

         Spread Account Requirement: As such amount may be reduced in accordance with the provisions hereof: (a) with respect to any Payment Date occurring during the period commencing on the Startup Day and ending on the last day of the Due Period with respect to the Payment Date occurring in September 2002, 2.0% of the Original Pool Balance; and (b) with respect to each Payment Date commencing on the later of September 2002 and the date on which the aggregate outstanding principal balance is less than 50% of the Original Pool Balance, the Spread Account Requirement will equal the amount that is the greatest of (i) 4.0% of the outstanding Pool Balance of the Mortgage Loans as of the last day of the most recently ended Due Period and (ii) 2.0% of the Original Pool Balance less the amount that is the product of (x) the amount (if any) by which 2.0% of the Original Pool Balance exceeds 4.0% of the outstanding Pool Balance of the Mortgage Loans as of the last day of the most recently ended Due Period and (y) a fraction, not to exceed 100%, the numerator of which is a whole number equal to the number of consecutive Payment Dates, commencing on or after September 2002, on which a Delinquency Trigger Event or a Loss Trigger Event did not occur, and the denominator of which is 3; provided, however, that upon the occurrence and continuance of a Capture Delinquency Trigger Event or a Capture Loss Trigger Event, on any Payment Date the Spread Account Requirement shall equal the Spread Account Requirement on the previous Payment Date plus the Monthly Excess Spread Amount for such Payment Date; provided further, however, that the Spread Account Requirement shall not exceed the then outstanding Pool Balance. Notwithstanding the foregoing, the minimum Spread Account Requirement shall not be less than the greater of (a) 0.50% of the Original Pool Balance and
(b) the sum of the outstanding Principal Balances of the three largest Mortgage Loans.

         Startup Day: The day designated as such pursuant to Section 2.04 hereof.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.01(b) hereof in respect of the qualification of a Subservicer.

         Subservicing Agreement: Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Sections 2.03 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans together with the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest thereon, at the Mortgage Interest Rate.

         Tax Matters Person: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the REMIC Trust.

         Tax Matters Person Residual Interest: The interest in the Class R Certificate acquired by the Tax Matters Person pursuant to Section 2.04(c) hereof.

         Tax Return: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

         Trigger Event: Any of the events or conditions specified under any of the I & I Agreements as a "Trigger Event."

         Trust: Home Loan Trust 2000-1, the trust created hereunder relating to the Trust Fund.

         Trustee: Bankers Trust Company of California, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

         Trustee's Fees: With respect to a Payment Date and either Group, the fee payable to the Trustee, equal to the product of: (x) 1/12 of the Trustee Fee Rate and (y) the Principal Balance of the Mortgage Loans in the related Group, at the opening of business on the first day of such Due Period.

         Trustee Fee Rate:  0.03% per annum.

         Trustee's Mortgage File: The documents delivered to the Trustee or its designated agent pursuant to Section 2.02.

         Trustee's Report:  As defined in Section 6.07.

         Trust Fund: The segregated pool of assets subject hereto, constituting one of the trusts and each of the subtrusts created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date therefor on or immediately preceding the Cut-Off Date and principal (including prepayments) received on or prior to the Cut-Off Date), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (iii) assets that are deposited in the Accounts, including amounts on deposit in the Accounts and invested in Permitted Investments, (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any Insurance Proceeds,
(v) Liquidation Proceeds, and (vi) Released Mortgaged Property Proceeds.

         United States Person:

         (i)      a citizen or resident of the United States;

         (vi) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

         (vii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (viii) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

         (ix) Unrecovered Class A Portion: With respect to any Payment Date as to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, an amount (not less than zero or greater than the related Principal Balance) equal to the excess, if any, of (a) the Principal Balance of such Liquidated Mortgage Loan over (b) the portion of the related Net Liquidation Proceeds included in item (3) of the definition of Principal Distribution Amount which will actually be distributed to Class A Certificateholders pursuant to Section 6.06(b).

                                   ARTICLE II

                          ESTABLISHMENT OF THE TRUSTS;
                        SALE AND CONVEYANCE OF THE TRUST
                                      FUND

         Section 2.01 Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests; Establishment of the Trust; Possession of Mortgage Files.

         (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee without recourse but subject to the provisions in this
Section 2.01 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Mortgage Loans, and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer. In connection with such transfer and assignment, and pursuant to Section 2.06 of the Purchase Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee its right to exercise the remedies created by Sections
2.05 and 3.05 of the Purchase Agreement for breaches of the representations, warranties, agreements and covenants of the Originator contained in Sections 2.04, 2.05, 3.01 and 3.02 of the Purchase Agreement.

         (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates, are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Reimbursement Amounts together with interest thereon, to the extent set forth herein, and distributions on the Class R Certificates are also subject and subordinate to the funding and maintenance of the Spread Account in the amounts specified herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Certificate Account and the Spread Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

         (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust relating to the Trust Fund to be known, for convenience, as "Home Loan Trust 2000-1" and does hereby appoint Bankers Trust Company of California, N.A. as Trustee of such trust in accordance with the provisions of this Agreement. Each Group shall constitute a subtrust of the Trust.

         (d) Upon the issuance of the Certificates, the ownership of each Mortgage Note, each Mortgage and the contents of the Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

(e) Pursuant to Section 2.04 of the Purchase Agreement, the Depositor has delivered or caused to be delivered the Trustee's Mortgage File related to each Mortgage Loan to the Trustee.

Section 2.02      Delivery of Mortgage Loan Documents.
-----------------------------------------------------

         In connection with each conveyance pursuant to Section 2.01 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Trustee the Certificate Insurance Policy and each of the following documents for each Mortgage Loan sold by the Originator to the Depositor and sold by the Depositor to the Trust.

         (a) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, without recourse" and signed, by facsimile or manual signature, in the name of the Originator by a Responsible Officer;

         (b) Any of: (i) the original Mortgage, and related power of attorney, if any, with evidence of recording thereon, (ii) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Originator or by the closing attorney by facsimile or manual signature, or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage and related power of attorney, if any, certified by the public recording office;

         (c) The original Assignment of Mortgage in recordable form, from the Originator to "Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1". Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law;

         (d) The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

         (e) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the Originator by facsimile or manual signature as a true copy of the original of such intervening assignments; and

         (f) Originals of all assumption, written assurance, substitution and modification agreements, if any.

         Within 60 days of the Closing Date, the Master Servicer shall, at the expense of the Master Servicer, either (i) prepare and send for recordation, and deliver a copy thereof to the Trustee for recordation at the expense of the Master Servicer in the appropriate public office for real property records, each Assignment referred to in (c) above or (ii) deliver to the Trustee each Assignment referred to in clause (c) above in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan (to the extent provided herein) or, in the event a court should recharacterize the conveyance of the Mortgage Loans (to the extent provided herein) as a loan or pledge of security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. With respect to any Assignment referred to in (c) above which has been submitted for recordation, as to which the related recording information is unavailable within 30 days following the Closing Date, such Assignment shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall retain a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall, pursuant to the Purchase Agreement, be required to promptly prepare a substitute Assignment or cure such defect, as the case may be, and thereafter the Master Servicer shall submit each such Assignment for recording.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by the Originator pursuant to the Purchase Agreement or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.02 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee pursuant to the Purchase Agreement.

         Section 2.03 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee.

         (a) The Trustee agrees to execute and deliver to the Depositor, the Certificate Insurer, the Master Servicer and the Originator on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, for each Mortgage Loan, the items listed in Section 2.02 (a)-(e) above with respect to each Mortgage Loan (with any exceptions noted), in the form attached as Exhibit E-1 hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File within 15 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 15 days after the receipt by the Trustee thereof) and to deliver to the Originator, the Master Servicer, the Depositor and the Certificate Insurer a certification in the form attached hereto as Exhibit E-2 to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession (other than those described in Section 2.02(f)), (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule (described in items (ii), (iii), (v), (vii),
(ix) and (xii) of the definition of Mortgage Loan Schedule) accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 360 days after the Closing Date, the Trustee shall deliver (or cause to be delivered) to the Master Servicer, the Originator, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit E-3 evidencing the completeness of the Trustee's Mortgage Files.

         (b) If the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.02 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Master Servicer, the Originator, the Certificate Insurer, the Trustee and the Certificateholders. In performing any such review, the Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.02 (other than those described in Section 2.02(f)) have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. Pursuant to the Purchase Agreement, the Originator has agreed to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 90 days after the Trustee's notice to it respecting such defect the Originator has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Originator will be obligated, pursuant to the Purchase Agreement, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (A) all accrued and unpaid interest on such Principal Balance and (B) 30 days' interest on such Principal Balance, computed, at the Mortgage Interest Rate, net of the Servicing Fee if the Originator is the Master Servicer, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Certificate Account on the next succeeding Determination Date (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Certificate Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage
Loan).

         (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of the amounts described above in the Certificate Account (which certification shall be in the form of H-2 hereto), the Trustee shall release to the Master Servicer for release to the Originator the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Originator as may be necessary to transfer such Mortgage Loan to the Originator. The Trustee shall notify the Certificate Insurer if the Originator fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

         Section 2.04 Designations under REMIC Provisions; Designation of Startup Day.

         (a) The Class A Certificates are hereby designated as the "regular interests", and the Class R Certificates are designated the single class of "residual interests" in the REMIC Trust for the purposes of the REMIC Provisions.

         (b) The Closing Date will be the "startup day" of the REMIC Trust within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee or an affiliate of the Trustee shall acquire and retain a 0.0001% Percentage Interest in the Class R Certificates so long as it shall act as Tax Matters Person of the REMIC Trust.

         Section 2.05 Execution of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Trustee's Mortgage Files relating thereto to it and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund, the Certificates duly authenticated by the Trustee in Authorized Denominations evidencing the entire ownership of the Trust Fund.

         Section 2.06 Application of Principal and Interest.

         In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued, at the Mortgage Interest Rate, and then to principal.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.01 Representations of the Master Servicer.

         The Master Servicer hereby represents and warrants to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing
Date:

         (a) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer and to perform its obligations as Master Servicer hereunder; the Master Servicer has the full power and authority corporate and otherwise to own its property, to carry on its business as presently conducted, to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; assuming that the execution, delivery and performance of this Agreement by all parties hereto other than the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of all parties hereto other than the Master Servicer, this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer; and all requisite action has been taken by the Master Servicer to make this Agreement valid, binding and enforceable upon the Master Servicer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other, similar laws relating to or affecting creditors' rights generally or by the application of general equitable principles in any proceeding, whether at law or in equity;

         (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary in connection with the execution and delivery by the Master Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations as Master Servicer under this Agreement and such of the other documents to which it is a party;

         (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or bylaws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture, contract or loan or credit agreement or other material instrument to which the Master Servicer or its property, is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

         (d) Neither this Agreement nor the information in the Prospectus Supplement relating to the Master Servicer nor any statement, report or other document prepared by the Originator and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

         (e) There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Master Servicer, threatened, before any court, administrative agency or tribunal against the Master Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or in any material prohibition or impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Master Servicer or which would draw into question the validity or enforceability of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

         (f) The Master Servicer is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Master Servicer and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

         (g) The Master Servicer is an approved seller/servicer of conventional first and second mortgage loans for Fannie Mae and an approved seller/servicer of conventional second mortgage loans for Freddie Mac in good standing, and the Master Servicer's deposits are insured by the FDIC to the maximum extent permitted by law.

         Section 3.02 Representations, Warranties and Covenants of the
Depositor.

         The Depositor hereby represents, warrants and covenants to the Trustee that as of the date of this Agreement or as of such date specifically provided herein:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of the State of Delaware and each other applicable jurisdiction to the extent necessary to perform its obligations under this Agreement. The Depositor has the full power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all government or regulatory officials and bodies to own its properties, to conduct its business and to execute and deliver, engage in the transactions contemplated by, and perform and observe its obligations under, this Agreement; all such authorizations, approvals, orders, licenses and certificates are in full force and effect; and, there are no legal or governmental proceedings pending or, to the best knowledge of the Depositor, threatened that would result in a material modification, suspension or revocation thereof;

         (b) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing;

         (c) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority, court or any other third party is required for the execution, delivery and performance of or compliance by the Depositor with its obligations under this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby;

         (d) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

         (e) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the validity or enforceability of this Agreement;

         (f) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder; and

         (g) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor had good and equitable but not record title of each Mortgage Loan (insofar as such title was conveyed to it by the Originator), subject to no prior lien, claim, participation, interest, mortgage, security interest, hedge, charge or other interest of any nature.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

         Section 3.03 Purchase and Substitution.

         It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase Agreement, with respect to any representation or warranty contained in Sections 3.01 or 3.02 of the Purchase Agreement that is made to the best of the Originator's knowledge, if it is discovered by the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Originator's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Originator, the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Originator's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.03, within 90 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Originator pursuant to the Purchase Agreement shall be required to (a) promptly cure such breach in all material respects, or
(b) purchase such Mortgage Loan on the next succeeding Determination Date, in the manner and at the price specified in Section 2.03(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect set forth below in this Section. Pursuant to the Purchase Agreement any such substitution shall be accompanied by payment by the Originator of the Substitution Adjustment, if any, to be deposited in the Certificate Account.

         As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall be required pursuant to the Purchase Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit I, executed by a Servicing Officer and the documents described in Sections 2.02(a)-(f) for such Qualified Substitute Mortgage Loan or Loans.

         The Master Servicer shall deposit in the Certificate Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Originator. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

         It is understood and agreed that the obligations of the Originator set forth in Sections 2.05 and 3.05 of the Purchase Agreement to cure, purchase or substitute for a defective Mortgage Loan as provided in such Sections 2.05 and
3.05 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties of the Originator set forth in Sections 3.01 and 3.02 of the Purchase Agreement. The Trustee shall give prompt written notice to the Certificate Insurer, Moody's and S&P of any repurchase or substitution made pursuant to this Section 3.03 or
Section 2.03(b).

         Upon discovery by the Master Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties. In connection therewith, pursuant to the Purchase Agreement, the Originator shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 90 days of the earlier of such discovery by the Originator or the Originator's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Sections 3.01 or 3.02 of the Purchase Agreement. The Trustee shall reconvey to the Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Sections 3.01 or 3.02 of the Purchase Agreement.

                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.01 The Certificates.

         The Certificates shall be substantially in the forms annexed hereto as Exhibits B and C. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by it least one authorized officer and authenticated by the manual signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

         (a) Registration of Transfer and Exchange of Certificates. The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided.

         (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of

Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

         (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of two fully registered Class A Certificates with an aggregate denomination equal to the related Initial Certificate Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository (except for one Class A Certificate of each Class, not registered through the Depository, which represents the residual amount of the Class A Certificates).

         The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

         With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Originator, the Master Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Originator, the Master Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate.

         Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

         (f) In the event that (i) the Depository or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Master Servicer or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Master Servicer may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Master Servicer, or such depository's agent or designee but, if the Master Servicer does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Master Servicer.

         (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

         (h) No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. None of the Master Servicer, the Depositor, the Originator or the Trustee is obligated under this Agreement to register Certificates under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Class R Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Originator, the Master Servicer and the Certificate Insurer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

         (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Master Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause
(viii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee.

                  (ii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit H) from the proposed transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 4.02(i) and agrees to be bound by them.

                  (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed transferee under clause (ii) above, if the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of an Ownership Interest in a Class R Certificate to such proposed transferee shall be effected.

                  (iv) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit I) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (v) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                  (vi) The Trustee will register the transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate to the effect that such transferee is a United States Person and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

                  (vii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Master Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section
         4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to-such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

                  (viii) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Master Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer or its designee on such reasonable terms as the Master Servicer or its designee may choose. Such purchaser may be the Master Servicer itself or any affiliate of the Master Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Master Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Master Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Master Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (viii) shall be determined in the sole discretion of the Master Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (j) The provisions of Section 4.02(i) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC Trust to cease to qualify as a REMIC and will not cause (x) the REMIC Trust to be subject to an entity-level tax caused by the transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the transfer of an Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee.

         No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or to any entity the assets of which constitute assets of a Plan. The Trustee and the Master Servicer shall require the prospective transferee of any Class R Certificate to certify (in the form of Exhibit L hereto) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Class R Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan.

         (k) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

         Section 4.02 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Master Servicer, the Trustee and the Certificate Insurer such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Master Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate, of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.04, the Master Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section
4.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

         Section 4.03 Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of Section 4.02 and Article X, the Master Servicer, the Depositor, the Originator, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section
6.06 and for all other purposes whatsoever, and the Master Servicer, the Depositor, the Originator, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

                                   ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

         Section 5.01 Duties of the Master Servicer; Subservicing Agreements.

         (a) It is intended that the REMIC Trust formed hereunder shall constitute, and that the affairs of the REMIC Trust shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein that would cause the termination of the REMIC status of the REMIC Trust.

         (b) The Master Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or


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

desirable and consistent with the terms of this Agreement. The Master Servicer may with the consent of the Certificate Insurer (except as to the agreement with Home Loan Investment Corporation in effect on the Closing Date, as to which no such consent will be required) enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (1) (x) has been designated an approved seller-servicer by Freddie Mac or Fannie Mae for first and second mortgage loans, or (y) is an affiliate of the Master Servicer, or (2) is otherwise approved by the Majority Certificateholders. The Master Servicer shall give notice to the Certificate Insurer of the appointment of any Subservicer. On the Closing Date, the Master Servicer entered into a Sub-Servicing Agreement with Home Loan Investment Corporation with respect to the Mortgage Loans. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall require each Subservicer servicing a Mortgage Loan to establish and maintain one or more separate trust accounts which may be interest bearing and which comply with the standards with respect to the Certificate Account (the "Subservicing Account"). The Master Servicer shall require each Subservicer to credit to the related Subservicing Account on a daily basis the amount of all proceeds of Mortgage Loans received by the Subservicer, less its servicing compensation. The Master Servicer shall require each Subservicer to remit to the Master Servicer by wire transfer of immediately available funds all funds held in the Subservicing Account with respect to each Mortgage Loan on a monthly Payment Date which shall occur on or before two Business Days preceding the Determination Date occurring in such month. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies hereunder.

         (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(e). The Master Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (e) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee approved by the Certificate Insurer shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement without any penalty to it. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor Master

Servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Master Servicer ceased to be the Master Servicer hereunder. The Master Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party. Each Subservicing Agreement will provide that, in the Event the Master Servicer is no longer the Master Servicer, any successor Master Servicer may terminate the Subservicing Agreement, with the consent of the Certificate Insurer without cost to the successor Master Servicer, the Trustee or the Trust Fund.

         (f) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Master Servicer, imminent and (y) with respect to any modification lowering the Mortgage Interest Rate, or effecting the forgiveness of any amount owed under the Mortgage Note, or extending the final maturity date on such Mortgage Loan, the Certificate Insurer has consented to such modification and (z) such waiver, modification, postponement or indulgence would not cause the REMIC to be disqualified or otherwise cause a tax to be imposed on the REMIC) the Master Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, or, defer (subject to Section 5.11) or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Master Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to Section 7.02, the Master Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, however, that the Master Servicer shall not authorize any partial release on a Mortgage Loan where the CLTV for such Mortgage Loan after the proposed partial release would be higher than the CLTV for such Mortgage Loan at the time of origination without the consent of the Certificate Insurer, which consent shall not be unreasonably withheld. If reasonably required by the Master Servicer, each Certificateholder and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Master Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices of prudent lending institutions and giving due consideration to the Certificate Insurer's and the Certificateholders reliance on the Master Servicer.

         All accounting and loan servicing records pertaining to each Mortgage Loan shall be maintained in such manner as will permit the Trustee, the Certificate Insurer or their duly authorized representatives and designees to examine and audit and make legible reproductions of records upon reasonable notice and during reasonable business hours. All such records shall be maintained for such period as is required under applicable law, including but not limited to, all transaction registers and loan ledger histories.

         (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 9.04, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 9.04, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Master Servicer, subject to Section 10.02 hereof. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (h) The Master Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date.

         Section 5.02 Liquidation of Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not deferred pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Master Servicer shall take such action as it shall deem to be in the best interest of the Certificate Insurer and the Certificateholders. The Master Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer on behalf of the Certificateholders and the Certificate Insurer of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of
Section 5.10; provided, however, that the Master Servicer shall not be obligated to foreclose in the event that the Master Servicer, in its good faith reasonable judgment, determines that it would not be in the best interests of Certificateholders or the Certificate Insurer, which judgment shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer. In connection with such foreclosure or other conversion, the Master Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs and for its own portfolio.

         After a Mortgage Loan has become a Liquidated Mortgage Loan, the Master Servicer shall promptly prepare and forward to the Trustee and the Certificate Insurer and, upon request, any Certificateholder, a Liquidation Report, in the form attached hereto as Exhibit I, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

         Section 5.03 Establishment of Accounts; Deposits To, and Transfer Among, the Accounts

         No later than the Closing Date, the Trustee shall establish and maintain for the benefit of the Certificateholders and the Certificate Insurer the Certificate Account, which shall be an Eligible Account titled "Certificate Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 2000-1, Class A and Class R", over which the Trustee shall have the sole rights of withdrawal. The Master Servicer shall use its best efforts to deposit (without duplication) within one (1) Business Day, and shall in any event deposit within two (2) Business Days of receipt thereof in the Certificate Account:

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

                  (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the Cut-Off Date;

                  (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date);

                  (iii) all Net Liquidation Proceeds;

                  (iv) all Insurance Proceeds;

                  (v) all Released Mortgaged Property Proceeds;

                  (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.03, 3.03 and 7.07; and

                  (vii) any amount required to be deposited in the Certificate Account pursuant to Section 5.10, 6.04, 6.08, 6.09 or 11.01.

         The requirements contained herein for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee with respect to each Mortgage Loan, late payment charges and assumption fees, to the extent permitted by Sections 7.01 and 7.03, and Excess Proceeds need not be deposited by the Master Servicer in the Certificate Account.

         The Master Servicer shall instruct each related Mortgagor to send payments to P.O. Box 805, Providence, Rhode Island 02901.

         Section 5.04 Permitted Withdrawals From the Certificate Account.

         The Trustee shall withdraw or cause to be withdrawn funds from the Certificate Account for the following purposes; provided that no funds in the Certificate Account constituting Insured Payments or amounts transferred from the Spread Account pursuant to Section 6.11 shall be used to make payments pursuant to subclauses (ii) through (viii) of this Section 5.04:

                  (i) to effect the distributions and payments described in
         Section 6.06(b);

                  (ii) to reimburse the Master Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans. It is understood that the Master Servicer's right to reimbursement pursuant hereto shall be prior to the rights of Certificateholders unless the Originator or an affiliate of the Originator is the Master Servicer and the Originator is required to repurchase or substitute a Mortgage Loan pursuant to Sections 2.03 or 3.03, in which case the Master Servicer's right to such reimbursement shall be subsequent to the payment to the Certificateholders of the purchase price or Substitution Adjustment pursuant to such Sections 2.03 or 3.03;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) (a) to make investments in Permitted Investments and (b) subject to Section 6.04, to pay to the Spread Account or the Master Servicer, as the case may be, interest earned in respect of Permitted Investments or on funds deposited in the Certificate Account;

                  (v) to withdraw any funds deposited in the Certificate Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                  (vi) to pay the Master Servicer Servicing Compensation pursuant to Section 7.03 hereof to the extent not retained or paid pursuant to Section 5.03, 5.04(ii) or 7.03;

                  (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section 5.10;

                  (viii) to reimburse the Master Servicer for (a) Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof and (b) for amounts to be reimbursed to the Master Servicer pursuant to Section 9.01;

                  (ix) to pay to the Originator collections received in respect of accrued interest on the Mortgage Loans through the Due Date immediately preceding the Cut-Off Date, to the extent such amounts are deposited in the Certificate Account; and

                  (x) to clear and terminate the Certificate Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class R Certificateholders.

                  Section 5.05 Payment of Taxes, Insurance and Other Charges.

         With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

         Section 5.06 Transfer of Accounts: Monthly Statements.

         The Accounts may, upon written notice by the Trustee to the Certificate Insurer, be transferred to a different depository so long as such transfer is to an Eligible Account. The Trustee shall provide to the Certificate Insurer and Master Servicer a monthly statement of activity in the Accounts.

         Section 5.07 Maintenance of Hazard Insurance.

         The Master Servicer shall cause to be maintained, subject to the provisions of Section 5.08 hereof, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) the outstanding principal balance owing on the Mortgage Loan and the First Lien, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as Flood Zone "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan and the First Lien, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Master Servicer determines that such insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) shall be deposited in the Certificate Account, subject to retention by the Master Servicer to the extent such amounts constitute Servicing Compensation or to withdrawal pursuant to Section 5.04. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Master Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Master Servicer. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 5.08 Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer either (A) having a General Policy rating of A:VIII or better in Best's Key Rating Guide or (B) approved by the Certificate Insurer, such approval not to be unreasonably withheld, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of

Section 5.07, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07, and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer, the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 5.09 Fidelity Bond.

         The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to Fannie Mae or Freddie Mac or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Master Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Master Servicer Employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee, such Certificateholder or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy. On the Closing Date, such bond and insurance is maintained with certain underwriters at St. Paul Fire and Marine Insurance Company and Lloyds of London.

         Section 5.10 Title, Management and Disposition of REO Property

         In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders.

         The Master Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the Certificate Account, all revenues received with respect to the conservation and disposition of the related REO Property and shall retain, or cause the Trustee to withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer.

         The disposition of REO Property shall be carried out by the Master Servicer at such cash price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Certificate Account, net of Excess Proceeds and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with
Section 5.04, for distribution to the Certificateholders in accordance with
Section 6.06 hereof.

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer, on behalf of the REMIC Trust, shall either sell for cash any REO Property before the end of the third taxable year after the REMIC Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of the REMIC Trust, request, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the REMIC Trust of such REO Property subsequent to the three year grace period after its acquisition will not result in the imposition on the REMIC Trust of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the REMIC Trust to fail to qualify as a REMIC under Federal law at any time the Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Master Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than the three year grace period is permitted under this Agreement and is necessary to sell any REO Property, the Master Servicer shall give appropriate notice to the Trustee, the Certificate Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

         If the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Certificate Insurer prior to acquiring the Mortgaged Property and shall not take any action without the prior written approval of the Certificate Insurer. Nothing in this Section shall affect the Master Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 5.10, actual knowledge of the Master Servicer means actual knowledge of a Responsible Officer of the Master Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Master Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 5.11 Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Master Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Master Servicer would be entitled to retain hereunder as Servicing Compensation and extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment, provided that such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Master Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with
Section 5.04(ii) hereof.

         Section 5.12 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Master Servicer and the Trustee shall provide to the other and to the Certificateholders, the Certificate Insurer, the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded at the expense of the requesting party but only upon reasonable notice and request and during normal business hours at the offices of the Master Servicer or the Trustee. Such access charges shall be at the Master Servicer's or Trustee's customary rates, as applicable.

         Section 5.13 Superior Liens.

         The Master Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of the Agreement. The Master Servicer shall immediately notify the Trustee and the Certificate Insurer of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders which the Master Servicer may establish by seeking approval from the Certificate Insurer as evidenced by written instruction from the Certificate Insurer. Any action or inaction on the part of the Master Servicer in accordance with such written instructions shall be deemed to be in the best interests of the Certificate Insurer and the Certificateholders. If no written response is received within five (5) Business Days of receipt by the Certificate Insurer of such request for approval, the Master Servicer may advance or not advance in accordance with the second preceding sentence without liability to the Certificateholders or the Certificate Insurer. The Master

Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the principal amount of the related Mortgage Loan. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

         Section 5.14 Nonrecoverable Advances.

         Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be made hereunder if the Master Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance. Any such determination and the related notice shall be made no later than the 28th day of any given month. The Master Servicer shall provide to the Certificate Insurer access to the Mortgage File with respect to any Mortgage Loan for which such determination has been made, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

         Section 5.15 Advance Facility.

         (a) The Master Servicer is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund Monthly Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Monthly Advances and/or Servicing Advances. To the extent that an Advancing Person funds any Monthly Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 5.15(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Monthly Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the qualifications of a Subservicer pursuant to Section 5.01(b) hereof.

         (b) If an Advancing Person is entitled to reimbursement for any particular Monthly Advance or Servicing Advance, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 5.04(ii) or Section 5.04(viii), and shall include such amounts in the applicable deposits to the Certificate Account. The Trustee is hereby authorized to pay to an Advancing Person reimbursements for Monthly Advances and Servicing Advances from the Certificate Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Monthly Advances and/or Servicing Advances in accordance with Section 5.04 (ii) or Section 5.04(viii), as the case may be, had the Master Servicer made such Monthly Advance or Servicing Advance. Any such payment will be deemed to be a payment by the Trust to the Master Servicer and a payment by the Master Servicer to the Advancing Person. This section shall not create any rights of the Advancing Person against the Trust. In no event may an Advancing Person determine that an advance is a Nonrecoverable Advance; such determination shall be made by the Master Servicer in accordance with the terms hereof.

         Section 5.16 Use of Funds Held for Future Distribution.

         The Master Servicer may, pursuant to Section 5.04(ii), reimburse itself for unreimbursed Monthly Advances and Servicing Advances from funds held in the Certificate Account for future distribution that were not included in the Distribution Amount for the preceding Payment Date; provided, however, that the Master Servicer is obligated to re-deposit such amounts into the Certificate Account on or before the next Determination Date.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

         Section 6.01 Establishment of Simple Interest Excess Sub-Account; Deposits in Simple Interest Excess Sub-Account.

         No later than the Closing Date, the Trustee will establish and maintain a subaccount of the Certificate Account, which shall be an Eligible Account, titled "Simple Interest Excess Sub-Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R". The Trustee shall, on each Payment Date, transfer to the Simple Interest Excess Sub-Account all Net Simple Interest Excess, if any, for such Payment Date.

         Section 6.02 Permitted Withdrawals from the Simple Interest Excess Sub-Account.

         The Trustee shall withdraw amounts on deposit in the Simple Interest Excess Sub-Account on the third Business Day prior to each Payment Date in accordance with Section 6.09 for deposit in the Certificate Account and shall invest amounts on deposit in the Simple Interest Excess Sub-Account in Permitted Investments pursuant to Section 6.04.

         The Trustee shall distribute 90% of the balance in the Simple Interest Excess Sub-Account on the Payment Date occurring in March of each year first, to the Master Servicer to the extent of any Servicing Fees applied to pay Net Simple Interest Shortfalls and not previously reimbursed and second, to the Class R Certificateholders. Such distributions shall be deemed to be made on a first-in first-out basis.

         The Trustee shall clear and terminate the Simple Interest Excess Sub-Account upon the termination of this Agreement and distribute any funds remaining therein first, to the Master Servicer to the extent of any advances made with respect to Net Simple Interest Shortfalls and not previously reimbursed and second, to the Class R Certificateholders.

         Section 6.03 No Liability for Early Repayment.

         None of the Certificate Insurer, the Trust Fund, the Trustee, the Originator, the Depositor or the Master Servicer will be liable to any Certificateholder or Holder for any loss or damage incurred by such Certificateholder or Holder as a result of any difference in the rate of return received by such Certificateholder or Holder as compared to the Pass-Through Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Certificates, including any such repayment resulting from any prepayment by the Mortgagor, any liquidation of such Mortgage Loan, or any repurchase of or substitution for any Mortgage Loan by the Originator or the Master Servicer.

         Section 6.04 Investment of Accounts.

         (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer, in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (iv) of the definition of Permitted Investments. Except as provided in Section 6.04(e), no such investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.04 is the cause of such loss or charge.

         (c) Subject to Section 12.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 6.04).

         (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Certificate Account and the Simple Interest Excess Sub-Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing Fee), and otherwise shall be deposited in the Spread Account, and shall be subject to withdrawal on or after the first Business Day of the month following the month in which such income or gain is received. The Master Servicer shall deposit in the Certificate Account, the Simple Interest Excess Sub-Account or the Spread Account, as the case may be, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds. Income or gain from Permitted Investments held in the Spread Account shall be deposited into the Spread Account.

         (e) Amounts on deposit in the Spread Account may be invested in accordance with the following restrictions on maturity:

                  (1) as of any date of determination, no less than the greater of (i) an amount equal to 33% times the Spread Account Requirement and
         (ii) an amount equal to the sum of the aggregate Principal Balances of Mortgage Loans that have converted to REO Properties and Mortgage Loans in foreclosure, but, in the case of both clauses (i) and (ii) hereof, in no event more than the Spread Account Requirement, shall mature no later than the Business Day immediately preceding the next Payment Date; and

                  (2) as of any date of determination, no more than the greater of (i) an amount equal to 33% times the Spread Account Requirement and
         (ii) an amount equal to the sum of the aggregate Principal Balances of Mortgage Loans that have converted to REO Properties and an amount equal to 33% times the aggregate Principal Balances of Mortgage Loans that are 90 or more days delinquent (including Mortgage Loans in foreclosure), but, in the case of both clauses (i) and (ii) hereof, in no event more than the Spread Account Requirement, may mature no later than the Business Day immediately preceding the second succeeding Payment Date; and

                  (3) as of any date of determination, the excess of the amounts on deposit in the Spread Account over the amounts described in Section 6.04(e)(1) and (2) may mature no later than the Business Day next preceding the third succeeding Payment Date;

provided, however, that upon approval in writing by the Certificate Insurer and S&P and which will not, as set forth in writing delivered to the Trustee by Moody's, result in a downgrade of the Class A Certificates by Moody's, amounts on deposit in the Spread Account may mature at a later date than that set forth in clauses (1), (2) and (3) above.

         Section 6.05 The Certificate Insurance Policy.

         (a) On each Determination Date the Trustee shall determine with respect to the immediately following Payment Date the Group Available Funds with respect to each Group. If the Trustee determines that a Deficiency Amount for a Group will exist with respect to any Payment Date, the Trustee shall complete a Notice (the "Class A Notice") in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount. Upon receipt of Insured Payments from the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account.

         (b) The Trustee shall (i) receive Insured Payments as attorney-in-fact of each Holder of the Class A Certificates of the related Class receiving any Insured Payment from the Certificate Insurer and (ii) disburse such Insured Payment to the Holders of the related Class A Certificates as set forth in
Section 6.06. The Certificate Insurer shall be entitled to receive the related Reimbursement Amount, pursuant to Section 6.06(b)(ix) and (x) hereof with respect to each Insured Payment made by the Certificate Insurer. The Trustee hereby agrees on behalf of each Holder of Class A Certificates and the Trust for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Holders of such Class A Certificates, the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 6.06(b)(ix) and (x) hereof.

         (c) Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of the Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes any Insured Payment, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payment, shall be deemed to the extent of payments so made to be a registered Class A Certificateholder and shall receive all future distributions until all such Insured Payments by the Certificate Insurer, together with interest thereon at the Late Payment Rate (as defined in the I&I Agreement), have been fully reimbursed. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. The effect of the foregoing provisions is that, to the extent of Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the distributions are made to the other Holders of the Class A Certificates.

         The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder, by its purchase of Class A Certificates, and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each such Holder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any order issued in connection with any such Preference Claim. Insured Payments paid by the Certificate Insurer to the Trustee shall be received by the Trustee, as agent to the Certificateholders. The Trustee is not permitted to make a claim on the Trust Fund or on any Certificateholder for payments made to Certificateholders under the Certificate Insurance Policy which are characterized as preference payments by any Bankruptcy Court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such Bankruptcy Court.

         Section 6.06 Flow of Funds.

         (a) The Trustee shall on each Payment Date, deposit to the Certificate Account with respect to each Group, without duplication, (a) upon receipt, any Insured Payments relating to such Group, (b) the proceeds of any liquidation of the assets of the Trust and (c) from the Spread Account, the lesser of the balance thereof and the Aggregate Class A Shortfall.

         (b) On each Payment Date, the Trustee shall make the following allocations, disbursements and transfers of the remaining amount then on deposit in the Certificate Account with respect to each Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                  (i) from amounts then on deposit in the Certificate Account, to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to each Group;

                  (ii) from amounts then on deposit in the Certificate Account, to the Certificate Insurer the related Premium Amount for such Payment Date;

                  (iii) from amounts then on deposit in the Certificate Account to the Master Servicer, an amount equal to any Servicing Fees then due to it, to the extent not previously received by the Master Servicer;

                  (iv) from amounts then on deposit in the Certificate Account with respect to such Group, to the Holders of the related Class A Certificates, pro rata, their respective Interest Distribution Amount for such Payment Date;

                  (v) from amounts then on deposit in the Certificate Account with respect to such Group, to the Holders of the related Class A Certificates, their respective Interest Carry Forward Amount;

                  (vi) from amounts then on deposit in the Certificate Account with respect to such Group, for allocation to the Holders of the Class A Certificates of the other Group, an amount equal to any shortfall in the full amount of the Class A Current Interest for such other Group with respect to such Payment Date, after taking into account the allocation of amounts then on deposit in the Certificate Account for the other Group on such Payment Date;

                  (vii) from amounts then on deposit in the Certificate Account with respect to such Group, for allocation to the Holders of the Class A Certificates of the other Group, an amount equal to any shortfall in the full amount of the Interest Carry Forward Amount for such other Group with respect to such Payment Date, after taking into account the allocation of amounts then on deposit in the Certificate Account for the other Group on such Payment Date;

                  (viii) from amounts then on deposit in the Certificate Account with respect to such Group, to the Holders of the related Class A Certificates, as a distribution of principal, the Principal Distribution Amount with respect to such Group for such Payment Date;

                  (ix) from amounts then on deposit in the Certificate Account with respect to such Group, to the Holders of the Class A Certificates of the other Group, an amount equal to the shortfall in the full amount of the Principal Distribution Amount for such other Group with respect to such Payment Date, after taking into account the allocation of amounts then on deposit in the Certificate Account for the other Group on such Payment Date;

                  (x) from amounts then on deposit in the Certificate Account with respect to such Group, to the Certificate Insurer, the Reimbursement Amount, if any, then due to it with respect to such Group;

                  (xi) from amounts then on deposit in the Certificate Account with respect to such Group, to the Certificate Insurer, the Reimbursement Amount for the other Group, if any, then due to it after taking into account the allocation of amounts then on deposit in the Certificate Account for the other Group on such Payment Date;

                  (xii) from amounts then on deposit in the Certificate Account to the Spread Account, until the Spread Account Requirement is satisfied;

                  (xiii) from amounts then on deposit in the Certificate Account with respect to such Group, to the Master Servicer, to the extent of any unreimbursed Delinquency Advances, unreimbursed Servicing Advances, and accrued and unpaid Servicing Fees as of such Payment Date;

                  (xiv) from amounts then on deposit in the Certificate Account with respect to such Group, to the Trustee, to the extent of any unreimbursed expenses owed to it;

                  (xv) to pay the holders of the Class A-2 Certificates the Class A-2 Available Funds Cap Carryover Amount; and

                  (xvi) all remaining monies then on deposit in the Certificate Account to the Holders of the Class R Certificates.

         (c) Notwithstanding paragraph (b) above, on any Payment Date during the continuance of any Certificate Insurer Default, no Premium Amounts or Reimbursement Amounts shall be paid to the Certificate Insurer unless the Certificate Insurer or its custodian, trustee, agent, receiver or similar official continues to make payment under the Certificate Insurance Policy, and any amounts otherwise payable to the Certificate Insurer as Premium Amounts or Reimbursement Amounts shall be retained in the Certificate Account as the Group Available Funds with respect to the related Group, as appropriate. On any Payment Date wherein such Certificate Insurer Default has been cured, the Premium Amounts or Reimbursement Amount shall be paid to the Certificate Insurer.

         (d) Notwithstanding any of the foregoing provisions, the aggregate amount distributed to the Holders of any Class A Certificates on account of principal shall not exceed the Certificate Balance for the related Class.

         (e) All distributions made to the Class A-1 Certificateholders and the Class A-2 Certificateholders or the Class R Certificateholders as a Class on each Payment Date will be made on a pro rata basis among the Certificateholders on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

         Section 6.07 Statements.

         Not later than 12:00 noon California time on the fourth Business Day following the last day of each calendar month Date, the Master Servicer shall deliver to the Trustee a computer tape containing the information set forth on Exhibit M as to each Mortgage Loan as of such Record Date and such other information as the Trustee shall reasonably require. Not later than 12:00 noon California time on the Payment Date the Trustee shall deliver to the Master Servicer, to the Certificate Insurer and to the Depositor, by telecopy, a statement (the "Trustee's Report") containing the information set forth below with respect to the succeeding Payment Date:

                  (i) the Group Available Funds for the related Payment Date and each Group;

                  (ii) the Pass-Through Rate for the related Payment Date and each Class of Class A Certificates;

                  (iii) the Certificate Balance for each Class of Class A Certificates, and the Pool Balance as reported in the prior Trustee's Report pursuant to subclause (xiii) below, or, in the case of the first Determination Date, the Initial Certificate Balance for each Class of Class A Certificates and the Original Pool Balance with respect to each Group;

                  (iv) with respect to each Group, the number and aggregate Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the Due Period;

                  (v) with respect to each Group, the amount of all Curtailments that were received during the Due Period;

                  (vi) with respect to each Group, the principal portion of all Monthly Payments received during the Due Period;

                  (vii) with respect to each Group, the amount of interest received on the Mortgage Loans;

                  (viii) with respect to each Group, the amount of the Monthly Advances and the Compensating Interest payment to be made on the Determination Date;

                  (ix) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit J;

                  (x) the Principal Distribution Amount, with the components thereof stated separately, and the Interest Distribution Amount, stating separately the components of any Mortgage Loan Interest Shortfall, each with respect to the Payment Date and each Class of Class A Certificates;

                  (xi) with respect to each Group, the amount of the Insured Payments, if any, to be made on the Payment Date;

                  (xii) the amount to be distributed to the Class R Certificateholders for the Payment Date;

                  (xiii) the Certificate Balance of the Class A-1 and Class A-2 Certificates and the Pool Balance with respect to each Group after giving effect to the distribution to be made on the Payment Date;

                  (xiv) with respect to each Group, the weighted average remaining term to maturity of the Mortgage Loans and the weighted average Mortgage Interest Rate;

                  (xv) with respect to each Group, the Servicing Fee and the amount to be paid to the Certificate Insurer pursuant to Section 6.06;

                  (xvi) with respect to each Group, the amount of all payments or reimbursements to the Master Servicer;

                  (xvii) the Pool Factor for Class A-1 and Class A-2 after giving effect to the distribution to be made on the Payment Date, computed to six (6) decimal places;

                  (xviii) with respect to each Group, the amount, if any, transferred from the Simple Interest Excess Sub-Account to the Certificate Account pursuant to Section 6.02 and from the Spread Account to the Certificate Account pursuant to Section 6.11;

                  (xix) the percentage of the Excess Spread used to determine the Monthly Excess Spread Amount, the Excess Spread and the Remainder Excess Spread Amount allocable to Reimbursable Amounts and Class R Certificateholders pursuant to Section 6.06(b), the Spread Account Excess and the allocation of the Spread Account Excess to Reimbursable Amounts, Monthly Advances and Class R Certificateholders pursuant to
         Section 6.11;

                  (xx) the amounts which are reimbursable to the Master Servicer, pursuant to Sections 6.06(b)(xiii);

                  (xxi) with respect to each Group, the number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                  (xxii) the amounts on deposit in the Spread Account and the Simple Interest Excess Sub-Account and the monthly withdrawals therefrom as to each Group; and

                  (xxiii) with respect to each Group, the number and Principal Balance of all Mortgage Loans that were Liquidated Mortgage Loans during the Due Period.

         The Trustee shall forward such report to the Certificateholders, the Certificate Insurer, the Master Servicer and to Moody's and S&P on the Payment Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

         To the extent that there are inconsistencies between the Trustee's Report received prior to the Payment Date and the Trustee's Report received on the Payment Date, the Master Servicer, the Depositor and the Certificate Insurer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (iii), (x) and (xiii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

         (a) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vii) and (x) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (b) On each Payment Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Payment Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Payment Date together with such other information as the Trustee deems necessary or appropriate.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (d) Upon reasonable advance notice in writing, the Master Servicer will provide to each Class A Certificateholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Class A Certificateholders to comply with applicable regulations of the Federal Deposit Insurance Corporation or other regulatory authorities with respect to investment in the Class A Certificates.

         (e) The Master Servicer and the Trustee shall furnish to each Certificateholder and to the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder or the Certificate Insurer, as the case may be, may reasonably require; provided, that the Master Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (f) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or to S&P, Moody's, the Certificate Insurer's reinsurers, parent, regulators, liquidity providers and auditors, provided that the Certificate Insurer shall attempt in good faith to cause such additional Persons to acknowledge in writing the foregoing restrictions, and in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Originator or for any other purpose except as set forth in this Agreement.

         Section 6.08 Advances by the Master Servicer.

         Not later than the close of business on the third Business Day prior to the Payment Date, the Master Servicer shall remit to the Trustee for deposit in the Certificate Account an amount as indicated in the Trustee's Report prepared pursuant to Section 6.07, to be distributed on the related Payment Date pursuant to Section 6.06, equal to the sum of (a) the interest accrued on each Mortgage Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee) and (b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property, at the Mortgage Interest Rate (net of the Servicing Fee) for the most recently ended Due Period for the related Mortgage Loan over the net income from the REO Property transferred to the Certificate Account for such Payment Date pursuant to Section 5.10, such sum being defined herein as the "Monthly Advance".

         Notwithstanding anything to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Master Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 6.09 Compensating Interest.

         Not later than the close of business on the third Business Day prior to the Payment Date, the Master Servicer shall remit to the Trustee for deposit into the Certificate Account an amount equal to the lesser of (A) the sum of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from Principal Prepayments during the related Due Period and (ii) the Net Simple Interest Shortfall for the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period and, with respect to clause
(i) of this paragraph, shall not have the right to reimbursement therefor. The Master Servicer may instruct the Trustee to pay all or a portion of Net Simple Interest Shortfalls out of amounts on deposit in the Simple Interest Excess Sub-Account. In the event that the amount described in clause (A) above exceeds the amount described in clause (B) above for any Payment Date, the remittance by the Servicer shall, for purposes of Section 6.02 hereof, be allocated first to amounts described in (A)(i) above, then to amounts described in (A)(ii) above.

         Section 6.10 [Reserved]

         Section 6.11 Establishment of Spread Account; Deposits in Spread Account; Permitted Withdrawals from Spread Account.

         (a) No later than the Closing Date, the Trustee will establish and maintain for the benefit of the Certificateholders and the Certificate Insurer an Eligible Account titled "Spread Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R." The Spread Account shall be an "outside reserve fund" under applicable Treasury regulations and will not be part of the REMIC. The Spread Account (including any investment earnings thereon) will be owned by the Class R Certificateholders for federal income tax purposes and amounts transferred from the REMIC to the Spread Account will be treated as amounts distributed by the REMIC to the Class R Certificateholders for federal income tax purposes and will be taxable to such Holders. Except as set forth in clause (c) of this Section 6.11, the Trustee shall, promptly upon receipt, deposit into the Spread Account and retain therein:

                  (i) on each Payment Date, the Monthly Excess Spread Amount transferred by the Trustee pursuant to Section 6.06(b)(xii); and

                  (ii) upon receipt, amounts required to be deposited or to be paid by the Master Servicer pursuant to Section 6.04(d) and (e) in connection with losses and gains on investments of amounts in the Spread Account.

         (b) Amounts on deposit in the Spread Account shall be withdrawn on each Payment Date by the Trustee in the following order of priority:

                  (i) (1) For deposit in the Certificate Account, an amount
                      equal to the lesser of:

                      (A)    the Aggregate Class A Shortfall; and

                      (B) the total amount available to be transferred from the Spread Account, to be applied to the Class A-1 Certificates and Class A-2 Certificates; provided that if the amount of the Aggregate Class A Shortfall exceeds the amount available, such amount shall be applied pro rata to the Class A Certificates in proportion to the amount of the shortfall for each Class; and

                      (2) to the extent that the amount then on deposit in the Spread Account exceeds the Spread Account Requirement as of such Payment Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be paid to the Master Servicer and/or the Originator to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders;

and also, in no particular order of priority:

                  (ii) to invest amounts on deposit in the Spread Account in Permitted Investments pursuant to Section 6.04(e);

                  (iii) to withdraw any amount not required to be deposited in the Spread Account or deposited therein in error; and

                  (iv) to clear and terminate the Spread Account upon the termination of this Agreement and, upon such termination, to pay the balance, if any, to the Class R Certificateholders.

         (c) On the Payment Date on which all amounts due have been paid to the Class A Certificateholders including the Certificate Insurer as subrogee of the Class A Certificateholders, and all I&I Payments have been paid to the Certificate Insurer, the Trustee, after making any withdrawals from the Spread Account required pursuant to the preceding paragraph, shall:

                  (i) clear and terminate the Spread Account, liquidate any investments therein and pay any uninvested funds therein or the proceeds of such liquidation to the Master Servicer and/or the Originator to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders;

                  (ii) pay future receipts of the Excess Spread to the Master Servicer and/or the Originator to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

         (d) The Spread Account may be terminated and other assets substituted therefor including mortgage loans such as the Mortgage Loans, at any time, with the prior written approval of the Certificate Insurer, and upon written confirmation from S&P and Moody's that such termination and substitution will not result in a downgrade of the current ratings of the Class A Certificates without giving effect to the Certificate Insurance Policy.

                                  ARTICLE VII

                           GENERAL SERVICING PROCEDURE

         Section 7.01 Assumption Agreements.

         When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or related Mortgage or Mortgage Note, the Mortgagor remains liable thereon. The Master Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note; provided, however, that the Master Servicer shall have no liability under this Section 7.01 if the Certificate Insurer fails to respond to notice by the Master Servicer of a proposed substitution within two (2) Business Days of receipt thereof by the Certificate Insurer provided that the Master Servicer acts in accordance with the servicing standards set forth in this Agreement. The Master Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Master Servicer shall not change the Mortgage Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. The Trustee agrees that this Agreement shall constitute a power of attorney from the Trustee to the Master Servicer to accomplish all acts on the part of the Trustee permitted or required hereunder.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

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

         Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.

         The Master Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificate Insurer or the Certificateholders may have under the mortgage instruments without the consent of the Certificate Insurer; provided, however that the Master Servicer shall have no liability under this Section 7.02 if the Certificate Insurer fails to respond to notice by the Master Servicer of a proposed satisfaction, release or other action within two (2) Business Days of receipt thereof by the Certificate Insurer. The Master Servicer shall maintain the Fidelity Bond as provided for in
Section 5.09 insuring the Master Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by an Officers' Certificate in the form of Exhibit J attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Trustee, shall promptly release the related Trustee's Mortgage File to the Master Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation and shall not be chargeable to the Certificate Account.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a certificate in the form of Exhibit J attached hereto, signed by a Servicing Officer, a copy of which certificate shall be delivered by the Master Servicer to the Certificate Insurer, release the related Trustee's Mortgage File to the Master Servicer, and the Trustee shall execute such documents at the Master Servicer's direction as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer a copy of which certificate shall be delivered by the Master Servicer to the Certificate Insurer, certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer (a copy of which certificate shall be delivered by the Master Servicer to the Certificate Insurer) stating that such Mortgage Loan was liquidated and that all amounts to be received in connection with such liquidation which are required to be deposited to the Certificate Account have been deposited (or that such Mortgage Loan has become an REO Property), the servicing receipt shall be released by the Trustee to the Master Servicer.

         Upon written request of a Servicing Officer (a copy of which certificate shall be delivered by the Master Servicer to the Certificate Insurer), the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or the Trustee's role in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Trustee a certificate (a copy of which certificate shall be delivered by the Master Servicer to the Certificate Insurer), of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Master Servicer or take any other action requested in such request that is, in the opinion of the Master Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Master Servicer, or such other party as the Master Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall represent that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Certificate Account.

         Section 7.03 Servicing Compensation.

         As compensation for its services hereunder, the Master Servicer shall be entitled, subject to Section 6.09, to be paid from the Certificate Account or to retain from interest payments on the Mortgage Loans, the Master Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges, any other servicing-related fees, net liquidation proceeds not otherwise required to be deposited in the Certificate Account pursuant hereto, earnings paid on Permitted Investments, and Excess Proceeds shall be retained by or remitted to the Master Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account or the Spread Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

         Section 7.04 Annual Statement as to Compliance.

         The Master Servicer will deliver to the Certificate Insurer, the Trustee, S&P and Moody's, not later than the last day of the fifth month following the end of the Master Servicer's fiscal year, which currently ends on December 31, an Officer's Certificate stating that (i) the Master Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Master Servicer to cure such default. The first such Officer's Certificate shall be delivered by the Master Servicer in 2001. The Master Servicer shall promptly notify the Certificate Insurer, the Trustee, S&P and Moody's promptly upon any change in the basis on which its fiscal year is determined.

         Section 7.05 Annual Independent Public Accountants' Servicing Report.

         Not later than the last day of the fifth month following the end of the Master Servicer's fiscal year which currently ends on December 31, the Master Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Trustee, S&P & Moody's to the effect that such firm has with respect to the Master Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. The first such letter or letters shall be delivered by the Master Servicer in 2001.

         Section 7.06 Certificateholder's, Trustee's and Certificate Insurer's Right to Examine Master Servicer Records.

         Each Certificateholder, the Trustee and the Certificate Insurer shall have the right upon reasonable prior notice and at its own expense, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Master Servicer, whether held by the Master Servicer or by another on behalf of the Master Servicer, which may be relevant to the performance or observance by the Master Servicer of the terms, covenants or conditions of this Agreement.

         Section 7.07 Optional Purchase of Defaulted Mortgage Loans.

         The Originator, or any affiliate designated by the Originator, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, the Trustee and the Certificate Insurer) to purchase for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.03(b) except that the amount described in clause (ii)(B) of Section 2.03(b) shall in no case be net of the Servicing Fee. The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Trustee's Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Notwithstanding the foregoing, unless the Certificate Insurer consents, the Originator and any affiliate may only exercise its option pursuant to this
Section 7.07 with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase and only to the extent that the aggregate Principal Balance of all Mortgage Loans repurchased under this Section is less than 5% of the Original Pool Balance. Any request by the Originator or any such affiliate to the Certificate Insurer for consent to repurchase Mortgage Loans that are not the most delinquent or in excess of 5% of the Original Pool Balance shall be accompanied by a description of the Mortgage Loans that have been delinquent longer than the Mortgage Loan or Mortgage Loans such affiliate proposes to repurchase. If the Certificate Insurer fails to respond to such request within 10 Business Days after receipt thereof, the purchasing entity may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

                                  ARTICLE VIII

                   REPORTS TO BE PROVIDED BY MASTER SERVICER

         Section 8.01 Financial Statements.

         The Master Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Master Servicer make available to prospective Certificateholders annual audited financial statements of the Master Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied or unreasonably delayed. Such annual audited financial statements also shall be made available to the Certificate Insurer and the Trustee upon request.

         The Master Servicer also agrees to make available on a reasonable basis to any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Master Servicer or the financial statements of the Master Servicer and to permit any prospective Certificateholder to inspect the Master Servicer's servicing facilities during normal business hours for the purpose of satisfying such prospective Certificateholder that the Master Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                   ARTICLE IX

                               THE MASTER SERVICER

         Section 9.01 Indemnification; Third Party Claims.

         (a) The Master Servicer agrees to indemnify and to hold each of the Depositor, the Trustee, and the Trust harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Trustee and the Trust may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. Each indemnified party and the Master Servicer shall immediately notify the other indemnified parties if a claim is made by a third party with respect to this Agreement, and the Master Servicer shall pay all expenses in connection with the defense of any such claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Trustee or the Trust in respect of such claim. The Trustee shall reimburse the Master Servicer in accordance with Section 6.06(b) hereof for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Master Servicer to service and administer the Mortgages in compliance with the terms of this Agreement.

         (b) The Trustee may, if necessary, reimburse the Master Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to Section 4.05(a)(ii) of the Purchase Agreement, except when the claim relates directly to the failure of the Master Servicer, if it is, or is an affiliate of, the Originator, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Originator to perform its duties in compliance with the terms of this Agreement.

         (c) The Trustee shall reimburse the Originator in accordance with
Section 6.06(b) for all amounts advanced by the Originator pursuant to the second sentence of Section 4.05(a)(ii) of the Purchase Agreement except when the relevant claim relates directly to the failure of the Originator to perform its duties in compliance with the terms of the Purchase Agreement.

         Section 9.02 Merger or Consolidation of the Master Servicer.

         The Master Servicer will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000, a Permitted Transferee and in all events shall be the successor of the Master Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Master Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

         Section 9.03 Limitation on Liability of the Master Servicer and Others.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Master Servicer shall have no obligation to appear with respect to, prosecute or defend, any legal action that is not incidental to the Master Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         Section 9.04 Master Servicer Not to Resign.

         The Master Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Master Servicer, the Originator (if the Originator is not the Master Servicer), the Certificate Insurer and the Trustee or upon the determination that the Master Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Master Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. Any such determination that the Master Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Master Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Master Servicer) to such effect delivered to the Trustee, the Originator (if the Originator is not the Master Servicer), the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Master Servicer's responsibilities and obligations hereunder in accordance with Section 10.02. The Master Servicer shall promptly notify Moody's and S&P of its intention to resign pursuant to this Section 9.04.

                                   ARTICLE X

                                     DEFAULT

         Section 10.01 Events of Default.

         (a) In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  (i) (A) the failure by the Master Servicer to make any required Monthly Advance to the extent of the full amount of the sum of the Interest Distribution Amount, for Class A-1 and

         Class A-2; or (B) any other failure by the Master Servicer to remit to the Trustee any payment required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for one
         (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Certificate Insurer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders of Class A Certificates evidencing Percentage Interests of at least 25%; or

                  (ii) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 60 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

         (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 12:00 Noon New York time on the second Business Day prior to the applicable Payment Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Master Servicer and to the Certificate Insurer and the Trustee shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor Master Servicer appointed in accordance with Section 10.02, shall immediately make such Monthly Advance and assume, pursuant to Section 10.02 hereof, the duties of a successor Master Servicer; and (y) in the case of clauses (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Certificate Insurer or the Majority Certificateholders, by notice in writing to the Master Servicer and the Certificate Insurer and a Responsible Officer of the Trustee and subject to the prior written consent of the Certificate Insurer, in the case of any removal at the direction of the Majority Certificateholders, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Master Servicer. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage


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

Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, at the expense of the Master Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Master Servicer to the Certificate Account or thereafter received with respect to the Mortgage Loans.

         The Trustee shall promptly notify Moody's and S&P of the occurrence of an Event of Default.

         (c) The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term from the Closing Date to June 30, 2000, which term shall be extendable by the Certificate Insurer by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund pursuant to Article XI. Each such notice of extension (a "Master Servicer Extension Notice") delivered by the Certificate Insurer to the Trustee shall be promptly delivered by the Trustee to the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Master Servicer.

         Section 10.02 Trustee to Act: Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 10.01, or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04, or the Master Servicer is removed as Master Servicer pursuant to Article X or the Master Servicer's term is not extended pursuant to Section 10.01(c), in which event the Trustee shall promptly notify Moody's and S&P, except as otherwise provided in Section 10.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any Master Servicer prior to it and including, without limitation, the obligations of the Depositor or the Originator set forth in Sections 2.02 and 3.03. The Trustee shall be obligated to pay compensating interest pursuant to Section 6.09 in any event and to make advances pursuant to Section 5.02, 5.05, 5.07, 6.08, 5.10 or
5.13 unless, and only to the extent the Trustee determines in its business judgment that such advances would be a Nonrecoverable Advance. As compensation therefor, the Trustee, or any successor Master Servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to receive from the Certificate Account pursuant to Section 5.04 or 6.06(b)(xiii) if the Master Servicer had continued to act as Master Servicer hereunder, together with other Servicing Compensation.

         Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority
Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, or petition a court of competent


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

jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor Master Servicer. The compensation of any successor Master Servicer (including, without limitation, the Trustee) so appointed shall be no more than the aggregate Servicing Fees, together with other Servicing Compensation. In the event the Trustee is required to solicit bids as provided herein, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to no more than the full amount of the aggregate Servicing Fees as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Master Servicer, as applicable, all amounts that then have been or should have been deposited in the Certificate Account by the Master Servicer or that are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer hereunder. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as Master Servicer until a successor Master Servicer reasonably acceptable to the Certificate Insurer has been appointed.

         Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer pursuant to Section 7.03, together with other Servicing Compensation. The Master Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 10.03 Waiver of Defaults.

         The Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Master Servicer as Master Servicer pursuant to this Article X; provided, however, that the Majority Certificateholders may not waive


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

a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to S&P and Moody's.

         Section 10.04 Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders.

         By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Holder of the Class A Certificates of the related Class for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of such Certificateholders under this Agreement and under the related Class A Certificates without any further consent of such Certificateholders, including, without limitation:

         (a) the right to require the Originator to repurchase Mortgage Loans pursuant to Section 2.03 or 3.03 hereof;

         (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 10.01 hereof and to consent to or direct waivers of Master Servicer defaults pursuant to Section 10.03 hereof;

         (c) the right to direct the actions of the Trustee during the continuance of a Master Servicer default pursuant to Sections 10.01 and 10.02 hereof;

         (d) the right to institute proceedings against the Master Servicer pursuant to Section 10.01 hereof;

         (e) the right to direct the Trustee to investigate certain matters pursuant to Section 12.02(a)(v) hereof;

         (f) the right to remove the Trustee pursuant to Section 12.07 hereof;

         (g) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement; and

         (h) any rights or remedies expressly given the Majority
Certificateholders. In addition, each Certificateholder agrees that, subject to
Section 13.02, unless a Certificate Insurer Default exists, the rights specifically enumerated above may only be exercised by the Certificateholders with the prior written consent of the Certificate Insurer.

         Section 10.05 Trustee To Act Solely with Consent of the Certificate Insurer.

         Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

         (a) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 10.01 hereof;

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

         (b) agree to any amendment pursuant to Article XIII hereof, provided however that such consent shall not be unreasonably withheld; or

         (c) undertake any litigation.

         The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Sections 10.04, 10.05 or 10.06 or any requirement for the Certificate Insurer's consent for any period of time.

         Section 10.06 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate Insurer.

         The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

         The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         Section 10.07 Certificate Insurer Default.

         Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article X and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Master Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust Fund and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

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

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 Termination.

         (a) Subject to Section 11.02, this Agreement shall terminate as to the Trust Fund upon notice to the Trustee of either: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing. Provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.

         (b) In addition, subject to Section 11.02, the Master Servicer or any affiliate designated by the Master Servicer may, at its option, terminate this Agreement as to the Trust Fund on any date on which the Pool Balance is less than 5% of the Original Pool Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (x) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property (after deduction of all amounts that will constitute Group Available Funds for such Payment Date to the extent such amounts represent collections of principal on the Mortgage Loans and REO Properties not yet applied to reduce the related Principal Balance thereof), and
(y) the greater of (a) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and (b) 30 days' interest on the Mortgage Loans equal to the Mortgage Interest Rate net of the Servicing Fee and (z) any unreimbursed amounts due to the Certificate Insurer under this Agreement and any I&I Payments (the "Termination Price"). Any such purchase shall be accomplished by deposit into the Certificate Account of the Termination Price.

         (c) If on any Payment Date, (i) the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Master Servicer shall send a final distribution notice promptly to each such Certificateholder in accordance with paragraph (d) below.

         (d) Notice of any final distribution on a Class of Certificates, or any termination of the Trust Fund, specifying the date upon which the applicable Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation and, if applicable, the date upon which the Trust Fund will terminate, shall be given promptly by the Master Servicer by letter to such Certificateholders and the Certificate Insurer mailed during the month of such final distribution before the Determination Date in such month. In the case of termination of the Trust Fund or a final distribution on a Class of Certificates, notice shall be given by the Master Servicer specifying (i) the Payment Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Master Servicer shall give such notice to the Trustee therein specified. The Master Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders and the Certificate Insurer. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Master Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above and when the Certificate Balance of the Class A-1 and Class A-2 Certificates have been reduced to zero.

         (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Master Servicer or the Trustee, as applicable, shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

         Section 11.02 Additional Termination Requirements.

         (a) In the event that the Master Servicer exercises its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the REMIC Trust to comply with the requirements of this Section 11.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC Trust as defined in Section 860F of the Code or (ii) cause the REMIC Trust to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the REMIC Trust's final Tax Return pursuant to Treasury Regulation ss. 1.860F-1 and shall satisfy all requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Payment Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A-1 Certificateholders the related Certificate Balance, plus one month's interest thereon at the related Pass-Through Rate, (B) to the Class A-2 Certificateholders the related Certificate Principal Balance, plus one month's interest thereon at the related Pass-Through Rate, (C) to the Certificate Insurer any unreimbursed Reimbursement Amounts and (D) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders and the Certificate Insurer (other than cash retained to meet claims) and the Trust Fund shall terminate at such time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

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

         Section 11.03 Accounting Upon Termination of Master Servicer.

         Upon termination of the Master Servicer under Article X hereof, the Master Servicer shall:

         (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Account;

         (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

         (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders and the Certificate Insurer a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

         (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Master Servicer" under this Agreement.

                                  ARTICLE XII

                                   THE TRUSTEE

         Section 12.01 Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to it. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Master Servicer, notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

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

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer, the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in Section 10.01(a)(i) or 10.01(a)(ii)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Monthly Advance);

                  (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement; and

                  (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (b) It is intended that the REMIC Trust formed hereunder shall constitute, and that the affairs of the REMIC Trust shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the REMIC Trust, and that in such capacities it shall:

                  (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the REMIC Trust, using a calendar year as the taxable year for the REMIC Trust;

                  (ii) make, or cause to be made, an election, on behalf of the REMIC Trust, to be treated as a REMIC on the federal tax return of the REMIC Trust for its first taxable year;

                  (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) to the extent that the affairs of the REMIC Trust are within its control, conduct such affairs of the REMIC Trust at all times that any Certificates are outstanding so as to maintain the status of the REMIC Trust as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates;

                  (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Trust;

                  (vi) pay the amount of any and all federal, state, and local taxes, including, without limitation, any minimum tax imposed by
         Section 23151(a) and 23153(a) of the California Revenue and Taxation Code upon the Trustee or the Certificateholders in connection with the Trust Fund or the Mortgage Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of
         Section 4.02, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 6.06(b)(xiv) hereof;

                  (vii) ensure that any such returns or reports filed on behalf of the Trust Fund by the Trustee are properly executed by the appropriate person;

                  (viii) represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the Trust Fund and otherwise act on behalf of the Trust Fund in relation to any tax matter involving the Trust Fund;

                  (ix) as provided in Section 5.12 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity

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         which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Master Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust Fund. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Master Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Master Servicer;

                  (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Class R Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
         Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee; and

                  (xi) pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust Fund (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 3.03, 5.10 and 11.02 and other than taxes except as specified herein.

                  (xii) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                           (i) The original projected principal and interest
                  cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                           (ii) The projected remaining principal and interest
                  cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                           (iii) The Prepayment Assumption and any interest rate
                  assumptions used in determining the projected principal and interest cash flows described above;

                           (iv) The original issue discount (or, in the case of
                  the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same, which information shall be provided to the Trustee by the Depositor;

                           (v) The treatment of losses realized with respect to
                  the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any


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                  cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                           (vi) The amount and timing of any non-interest
                  expenses of the REMIC; and

                           (vii) Any taxes (including penalties and interest)
                  imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         (c) In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Sections 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement. Any tax imposed on the Trust Fund by Section 23151 or Section 23153 of the California Revenue and Taxation Code shall be timely paid by the Trustee out of its own funds without right of reimbursement therefor if such taxes arise from the Trustee's presence in California, and otherwise by the Master Servicer.

         Section 12.02 Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 12.01:

                  (i) The Trustee may request and may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer, any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand from the Master Servicer's own funds;

                  (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                  (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel (at the expense of the Master Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause the REMIC Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund and the Master Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund or the Master Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

         Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Originator or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates (other than the Certificate of Authentication and signature on each) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Master Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

         Section 12.04 Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

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         Section 12.05 Indemnification and Payment of Expenses.

         The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement, the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnification shall survive the termination of this Agreement or the Trustee hereunder. The obligations of the Master Servicer under this Section 12.05 arising prior to any resignation or termination of the Master Servicer hereunder shall survive termination of the Master Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this
Article XII.

         The Trustee shall be reimbursed for out-of-pocket expenses reasonably incurred by it in connection with its performance as Trustee hereunder, pursuant to a separate fee letter between the Trustee and the Master Servicer.

         Section 12.06 Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be (i) a banking association organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits, if any, shall be rated at least BBB by S&P and Baa3 by Moody's or such lower long-term deposit rating by S&P as may be approved in writing by the Certificate Insurer and S&P, (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.07.

         Section 12.07 Resignation and Removal of the Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer, the Certificate Insurer and all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee (subject to the approval of the Certificate Insurer, so long as such approval shall not be unreasonably delayed) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Originator by the Master Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Master Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation


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or liquidation, then the Master Servicer or the Certificate Insurer may remove the Trustee and the Master Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably delayed, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Originator by the Master Servicer.

         If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.08.

         Upon any termination of, or appointment of any successor to, the Trustee hereunder, the Trustee shall promptly transfer all of the Tax Matters Person Residual Interest to the successor Trustee.

         Section 12.08 Successor Trustee.

         Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Originator, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files, the documents and statements related thereto, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to Moody's and S&P. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Section 12.09 Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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         Section 12.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 12.11 Tax Returns.

         The Master Servicer, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust Fund or for the purpose of the Trustee responding to reasonable requests for information made by


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Certificateholders in connection with tax matters and, upon request within five
(5) Business Days after its receipt thereof, shall (i) sign on behalf of the Trust Fund any Tax Return that the Master Servicer is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Trustee for filing and for distribution to Certificateholders if required.

         Section 12.12 Reports to the Securities and Exchange Commission.

         The Trustee shall prepare for filing with the Commission any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates.

         Section 12.13 Retirement of Certificates.

         The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and the expiration of the term of the Certificate Insurance Policy, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.01 Acts of Certificateholders.

         Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

         Section 13.02 Amendment.

         (a) This Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each of the Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A-1 or Class A-2 Certificates; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to Moody's and S&P of


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any amendment made pursuant to this Section 13.02 or pursuant to Section 6.10 of the Purchase Agreement.

         (b) This Agreement may be amended from time to time by the Master Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

         (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

         Section 13.03 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 13.04 Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 13.05 Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 13.06 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Master Servicer, the Originator, One Home Loan Plaza, Warwick, Rhode Island 02886, Attention: John M. Murphy, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Originator and the Master Servicer, (ii) in the case of the Trustee, Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, California, 92705 Attention: Home Loan and Investment Bank, F.S.B., Home Loan Trust Series 2000-1, (iii) in the case of the Certificateholders, as set forth in the Certificate Register, (iv) in the case of Moody's, 99 Church Street, New York, New York 10007 Attention:
Home Equity Monitoring Group, (v) in the case of S&P, 26 Broadway, New York, New York 10004 Attention: Mr. Jayme Laurash, (vi) in the


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case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park
Avenue, New York, New York 10022 Attention: Surveillance Department (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -- Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED") and (vii) in the case of the Depositor, 199 Water Street, 26th Floor, New York, New York 10292 Attention: Director - Mortgage Finance Group. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

         Section 13.07 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 13.08 No Partnership.

         Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Master Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

         Section 13.09 Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

         Section 13.10 Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Master Servicer, the Depositor, the Trustee, the Certificateholders, and their respective successors and assigns.

         Section 13.11 Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 13.12 The Certificate Insurer.

         Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder or under the I & I Agreements remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

         Section 13.13 Third Party Beneficiary.

         The parties agree that each of the Originator and the Certificate Insurer is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefits of the performance of the obligations to the Originator or the Certificate Insurer, respectively, of any party hereto.

         IN WITNESS WHEREOF, the Master Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      HOME LOAN AND INVESTMENT BANK, F.S.B.,
                                      as Master Servicer


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      BANKERS TRUST COMPANY OF CALIFORNIA,
                                      N.A., as Trustee


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      RESIDENTIAL ASSET FUNDING CORPORATION,
                                      as Depositor


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

State of Rhode Island      )
                           )  ss.:
County of Warwick )

         On the ____ day of March, 2000 before me, a Notary Public in and for the State of Rhode Island, personally appeared John M. Murphy known to me to be President of Home Loan and Investment Bank, F.S.B., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -------------------------------------
                                       Notary Public

                                       My Commission expires _______________

State of California        )
                           )  ss.:
County of Orange  )

         On the ____ day of March, 2000 before me, a Notary Public in and for the State of New York, personally appeared _______________ known to me to be __________ of Bankers Trust Company of California, N.A., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -------------------------------------
                                       Notary Public

                                       My Commission expires _______________

State of New York )
                           )  ss.:
County of New York         )


         On the ____ day of March, 2000, before me, a Notary Public in and for the State of New York, personally appeared __________ known to me to be __________ of Residential Asset Funding Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunder to set my hand and affixed my official seal the day and year in this certificate first above written.


                                       -------------------------------------
                                       Notary Public

                                       My Commission expires _______________

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

                  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Trustee pursuant to Section 2.02 of the Agreement), all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

         1. The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Mortgage Loan to the Person so endorsing the Mortgage Loan to the Trustee, endorsed by such Person "Pay to the order of Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust, Series 2000-1 without recourse" and signed, by facsimile or manual signature, in the name of the Originator by a Responsible Officer.

         2. Any of: (i) the original Mortgage, and related power of attorney, if any, with evidence of recording thereon, (ii) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer of the Originator or by the closing attorney by facsimile or manual signature, or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage and related power of attorney, if any, certified by the public recording office.

         3. Either: (i) the original Assignment of Mortgage from the Seller to "Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust, Series 2000-1" with evidence of recording thereon. Any such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law.

         4. The original lender's policy of title insurance or a true copy thereof, or if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete, or if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy.

         5. All intervening assignments, if any, showing a complete chain of assignments from the originator to the Originator, including any recorded warehousing assignments, with evidence of recording thereon, certified by a Responsible Officer of the Originator by facsimile or manual signature as a true copy of the original of such intervening assignments.

         6. Originals of all assumption, written assurance, substitution and modification agreements, if any.

         7. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

         8.       Residential loan application.

         9. Verification of employment and income, and tax returns, if any.

         10.      Credit report on the mortgagor.

         11. The full appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties, constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling.

         12.      Copy of the First Lien, if in the Master Servicer's file.

         13. All other papers and records developed or originated by the Originator or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT B

                           FORM OF CLASS A CERTIFICATE

                                 HOME LOAN TRUST
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-1



        Class:                                         [A-1][A-2]

        No.                                            ___

        Original Certificate Balance:                  $__________

        Original Dollar Amount as of the
        Cut-Off Date Represented by this Certificate:  $__________

        Percentage Interest of this Certificate:       ___%

        Pass-Through Rate:                             [LIBOR +]____%

        Date of Pooling and Servicing Agreement:       As of February 29, 2000

        Cut-Off Date:                                  February 29, 2000

        Closing Date:                                  March 14, 2000

        First Payment Date:                            April 17, 2000

        Latest Maturity Date:                          March 15, 2030

        CUSIP:                                         __________


                  Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  Solely for U.S. federal income tax purposes, this Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986, as amended.

                  This certifies that ________________ is the registered owner of a percentage interest (the "Percentage Interest") evidenced by the Class [A-1][A-2] certificate in certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Home Loan and Investment Bank, F.S.B. ("Home Loan Bank") under that certain Pooling and Servicing Agreement (the "Agreement") dated as of February 29, 2000 among Home Loan Bank as the Master Servicer (the "Master Servicer"), Residential Asset Funding Corporation, as depositor (the "Depositor") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by Home Loan Bank and were sold by Home Loan Bank in its capacity as the Unaffiliated Seller (the "Unaffiliated Seller") to the Depositor, who in turn sold the Mortgage Loans to the Trustee on behalf of the Trust. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Payment Date, commencing on April 17, 2000, the Trustee shall distribute to the Person in whose name this Certificate is registered [FOR A-1'S: on the last day of the month next preceding the month of such distribution][FOR A-2'S: on the Business Day immediately preceding such Payment Date] (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class [A-1][A-2] Certificates on such Remittance Date pursuant to Section 6.06 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record Certificates of the same Class which have denominations aggregating at least [$5,000,000] appearing in the Certificate Register and shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates" and together with the Class A-1 Certificates, the "Class A Certificates") and Class R (together with the Class A-1 and Class A-2 Certificates, the "Certificates") and representing undivided ownership of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the cut-off date and principal (including prepayments) received on or prior to cut-off date), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (iii) assets that are deposited in the Certificate Account or the Simple Interest Excess Sub-Account or the Spread Account, including amounts on deposit in such Accounts and invested in Permitted Instruments, (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds. The Class R Certificates are subordinated in right of payment to the Class A-1 and Class A-2 Certificates and to the rights of the Certificate Insurer, to the extent set forth in the Agreement.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Unaffiliated Seller, the Master Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, Insured Payments under the Certificate Insurance Policy and amounts withdrawable from the Spread Account, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer from related recoveries on such Mortgage Loan.

                  Financial Security Assurance Inc. (the "Certificate Insurer") has issued a certificate guaranty insurance policy with respect to the Class A Certificates.

                  By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders under the Agreement and under the Class A Certificates without any further consent of the Class A Certificateholders.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Class A or Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Master Servicer, the Depositor, the Unaffiliated Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Master Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Master Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Master Servicer to purchase being subject to the aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than five percent (5%) of the Original Pool Balance, or (iii) by the mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES AN AFFIDAVIT TO THE TRUSTEE THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (EACH, A "PLAN") OR TO ANY ENTITY THE ASSETS OF WHICH CONSTITUTE ASSETS OF A PLAN.

                                 HOME LOAN BANK
                       MORTGAGE PASS-THROUGH CERTIFICATES

          Class:                                    R

          No.                                       ___

          Percentage Interest of this Certificate:  ___%

          Date of Pooling and Servicing Agreement:  As of February 29, 2000

          Cut-Off Date:                             February 29, 2000

          Closing Date:                             March 14, 2000

          First Payment Date:                       April 17, 2000

          Latest Maturity Date:                     April 15, 2031

          CUSIP:                                    __________


                  This certifies that __________ is the registered owner of a percentage interest (the "Percentage Interest") evidenced by this Class R certificate in certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Home Loan and Investment Bank, F.S.B. ("Home Loan Bank") under that certain Pooling and Servicing Agreement (the "Agreement") dated as of February 29, 2000 among Home Loan Bank as the Master Servicer (the "Master Servicer"), Residential Asset Funding Corporation, as depositor (the "Depositor") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The Mortgage Loans were originated or acquired by Home Loan Bank and were sold by Home Loan Bank in its capacity as the Unaffiliated Seller (the "Unaffiliated Seller") to the Depositor, who in turn sold the Mortgage Loans to the Trustee on behalf of the Trust. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  On each Payment Date, commencing on April 17, 2000, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of this Class R Certificate on such Remittance Date pursuant to Sections 5.04, 6.06 and 6.11 of the Agreement.

                  Distributions on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall have so notified the Trustee at least five business days prior to the related Record Date, or by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

                  This Certificate is one of a duly authorized issue of Certificates designated as Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 (together, the "Class A Certificates") and Class R (together with the Class A Certificates, the "Certificates") and representing undivided ownership of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the cut-off date and principal (including prepayments) received on or prior to the cut-off date), (ii) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Certificate Account or the Simple Interest Excess Sub-Account or the Spread Account, including amounts on deposit in such Accounts and invested in Permitted Instruments (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds and (v) Released Mortgaged Property Proceeds. The Class R Certificates are subordinated in right of payment to the Class A Certificates and to the rights of the Certificate Insurer, to the extent set forth in the Agreement.

                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Unaffiliated Seller, the Master Servicer, the Certificate Insurer or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, Insured Payments under the Certificate Insurance Policy and amounts withdrawable from the Spread Account, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer from related recoveries on such Mortgage Loan.

                  As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, execution and delivery as appropriate of the Transfer Affidavit and Agreement and the Transfer Certificate described in Section 4.02(i) of the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan"), or to any entity the assets of which constitute assets of a Plan.

                  The Certificates are issuable only as registered Class A-1, Class A-2 or Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for a new Certificate evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Master Servicer, the Depositor, the Unaffiliated Seller and the Trustee and any agent of any of the foregoing, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

                  The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Master Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Master Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Master Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Master Servicer to purchase being subject to the aggregate Principal Balance of the Mortgage Loans and REO Properties at the time of purchase being less than five percent (5%) of the Original Pool Balance, or (iii) by the mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing.

                                   EXHIBIT E-1

                      FORM OF TRUSTEE INITIAL CERTIFICATION

____________, 20__

[Depositor]

[Certificate Insurer]

[Master Servicer]

         Re: Pooling and Servicing Agreement, dated as of February 29, 2000 among Residential Asset Funding Corporation, as Depositor, Home Loan and Investment Bank, F.S.B., as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Trust Class R

Ladies and Gentlemen:

                  In accordance with Section 2.03 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the items listed in Section 2.02(a)-(e) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures or copies of originals if the originals have not yet been delivered.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    Bankers Trust Company of California, N.A., as Trustee

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   EXHIBIT E-2

                      FORM OF TRUSTEE INTERIM CERTIFICATION

____________, 20__

[Certificate Insurer]

[Depositor]

[Master Servicer]

         Re: Pooling and Servicing Agreement, dated as of February 29, 2000, among Residential Asset Funding Corporation, as Depositor, Home Loan and Investment Bank, F.S.B., as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.03 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.02 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession (other than those listed in Section 2.02(f)), (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (other than items (i), (iv), (vi) and
(viii), (x) and (xi) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.02 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    Bankers Trust Company of California, N.A., as Trustee

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   EXHIBIT E-3

                       FORM OF TRUSTEE FINAL CERTIFICATION

_______________, 20__

[Certificate Insurer]

[Master Servicer]

[Depositor]

         Re: Pooling and Servicing Agreement, dated as of February 29, 2000 among Residential Asset Funding Corporation, as Depositor, Home Loan and Investment Bank, F.S.B. as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R

Ladies and Gentlemen:

                  In accordance with Section 2.03 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.02 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession (other than those listed in Section 2.02(f)), (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Initial Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (other than items (i), (iv), (vi) and (viii), (x) and (xi) of the definition of Mortgage Loan Schedule) respecting such Initial Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in
Section 2.02 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    Bankers Trust Company of California, N.A., as Trustee

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                           _______________, 20__



To:      [Trustee]

         Re: Pooling and Servicing Agreement, Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class A-1, Class A-2 and Class R, dated as of February 29, 2000

                  In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Initial Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


Reason for Requesting Documents (check one)

1.____ Mortgage Loan Paid in Full (Master Servicer hereby certifies that all amounts received in connection therewith have been credited to the Certificate Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

2.____ Mortgage Loan Liquidated (Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Certificate Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

3.____   Mortgage Loan in Foreclosure

4.____ Mortgage Loan Repurchased Pursuant to Section 11.01 of the Pooling and Servicing Agreement.

5.____ Mortgage Loan Repurchased or Substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Master Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Certificate Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

6.____   Other (explain)________________________________________________________

                  If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                    ------------------------------------------

                                    By:
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

Documents returned to Trustee:


------------------------------------
Trustee


By:
   ---------------------------------
Date:
     -------------------------------

                                    EXHIBIT H

                        TRANSFER AFFIDAVIT AND AGREEMENT


STATE OF          )
                           : ss.:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______] [the United States], on behalf of which he makes this affidavit and agreement.

         2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

         3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

         6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 4.01(i) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (vii) and (viii) of Section 4.01(i) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificates in violation of Section 4.01(i)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

         7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

         8. The Owner's Taxpayer Identification Number is

         9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

         10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

         11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

         12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

         13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit in form and substance satisfactory to the Trustee, representing and warranting that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owned by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remains outstanding and;
(iii) is not a Permitted Transferee.

         15. The Owner agrees to require a Transfer Affidavit and Agreement from any person to whom the Owner attempts to transfer a percentage interest in the Class R Certificates, and in connection with any transfer by a person for whom the Owner is acting as nominee, trustee or agent, and the Owner will not transfer its percentage interest or cause any percentage interest to be transferred to any person that the Owner knows is not a Permitted Transferee. In connection with any such transfer by the Owner, the Owner agrees to deliver to the Trustee a transfer certificate in the form attached to the Pooling and Servicing Agreement as Exhibit 1-1 to the effect that the Owner has no actual knowledge that the person to which the transfer is to be made is not a Permitted Transferee.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of ______.

                                          [NAME OF OWNER]


                                          By:
                                             -------------------------------
                                                [Name of Officer]
                                                [Title of Officer]

[Corporate Seal]

ATTEST:



------------------------------------
[Assistant] Secretary

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of tile Owner.

         Subscribed and sworn before me this ____ day of ________________.



                                               NOTARY PUBLIC
--------------------------------------------

                                               COUNTY OF ___________________
                                               STATE OF  _____________________
                                               My Commission expires the ____
                                               day of ____________, __.

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                          ________________, 20__

Home Loan and Investment Bank, F.S.B.
One Home Loan Plaza
Warwick, Rhode Island 02886

Bankers Trust Company of California, N.A.
1761 East St. Andrews Place
Santa Ana, California 92705-4934
Attention: Corporate Trust Administration

         Re: Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1,
             Class R Certificates

Dear Sirs:

         This letter is delivered to you in connection with the transfer by _____________________ (the "Seller") to ______________________ (the "Purchaser")
of a ___% Percentage Interest of Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1, Class R (the "Certificates"), pursuant to Section
4.01 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 29, 2000 among Home Loan and Investment Bank, F.S.B., as Master Servicer (the "Company"), Residential Asset Funding Corporation, as depositor, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

         1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

         2. The Seller understands that the Purchaser has delivered to the Trustee and the Company a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H. The Seller does not know or believe that any representation contained therein is false.

         3. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                    Very truly yours,

                                    --------------------------------
                                    (Seller)


                                    By:
                                        ----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                                    EXHIBIT J

                           FORM OF LIQUIDATION REPORT



Customer Name:
Account Number:
Original Principal Balance:

(a)    Liquidation Proceeds
           Principal Prepayment                        $__________
           Property Sale Proceeds
           Insurance Proceeds
           Other (Itemize)
           Total Proceeds                              $__________

(b)    Servicing Advances                              $__________
       Monthly Advances
       Servicing Fees
           Total Advances                              $__________

(c)    Net Liquidation Proceeds
       (Line 1 minus Line 2)                           $__________

(d)    Principal Balance of the Mortgage Loan on
       date of liquidation                             $__________

(e)    Loss, if any
       (Line 4 minus Line 3)                           $__________

                                    EXHIBIT K

                           FORM OF DELINQUENCY REPORT

                     DELINQUENCY AND FORECLOSURE INFORMATION


                                                           REQ             FORECLOSURES
                                                    ------------------ --------------------

# of Outstanding
Investor Dollars    # of Acct Ranges     Amount     Accts. Pct. Accts.
----------------    ----------------     ------     ------------------
                    30 TO 59 DAYS
                    60 TO 89 DAYS
                    90 AND OVER
                    TOTALS
---------------------------------------------------------------------

                                    EXHIBIT L

                     ERISA INVESTMENT REPRESENTATION LETTER


Residential Asset Funding Corporation
301 South College Street, DC-6
Charlotte, NC 28288-0166

Home Loan and Investment Bank, F.S.B.
One Home Loan Plaza
Warwick, Rhode Island 02886

Bankers Trust Company of California, N.A.
1761 St. Andrews Place
Santa Ana, California 92705-4934

         Re: Home Loan Trust Mortgage Pass-Through Certificates, Series 2000-1

         The undersigned (the "Purchaser") proposes to purchase certain Class R Certificates (the "Certificates"). In doing so, the Purchaser hereby acknowledges and agrees as follows:

         Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning given it in the Pooling and Servicing Agreement, dated as of February 29, 2000 (the "Agreement"), among Residential Asset Funding Corporation, as Depositor (the "Depositor"), Home Loan and Investment Bank, F.S.B., as Master Servicer (the "Master Servicer") and Bankers Trust Company of California, N.A., as Trustee (the "Trustee") relating to the Certificates.

         Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Depositor and the Trustee that the Purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan") or to any entity the assets of which constitute assets of a Plan.

         IN WITNESS WHEREOF, the undersigned has caused this ERISA Investment Representation Letter to be validly executed by its duly authorized representative as of the date first above written.

                                    [NAME OF PURCHASER]


                                    By:
                                        -----------------------------
                                          Name:
                                          Title:

                                    EXHIBIT M

                         INFORMATION TO BE CONTAINED ON
                                  MAGNETIC TAPE


                                       30